                           SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant  /X/
Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 14a-11(c) or Section 14a-12

                          FIGGIE INTERNATIONAL INC.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

Payment of filing fee (Check the appropriate box):

/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
       Not Applicable

(2) Aggregate number of securities to which transaction applies:
       Not Applicable

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11*:
       Not Applicable

(4) Proposed maximum aggregate value of transaction:
       Not Applicable

* Set forth the amount on which the filing fee is calcualted and state how it was determined.

/X/ Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:
       Not Applicable

(2) Form, Schedule or Registration Statement No.:
       Not Applicable

(3) Filing Party:
       Not Applicable

(4) Date Filed:
       Not Applicable

                           FIGGIE INTERNATIONAL INC.
                               4420 SHERWIN ROAD
                             WILLOUGHBY, OHIO 44094

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the holders of Class A Common Stock, par value $.10 per share, and the holders of Class B Common Stock, par value $.10 per share, of Figgie International Inc. (the "Corporation") will be held at Rawlings Hall at the Corporation's Headquarters, 4420 Sherwin Road, Willoughby, Ohio 44094 on Wednesday, October 19, 1994 at 10:00 a.m., Eastern Daylight Savings Time, to consider and take action with respect to the following:

     1. To elect a class of 4 Directors each for a term of 3 years and until their successors shall be elected and qualified;

     2. To approve a proposal to adopt the Figgie International Inc. Key Employees' Stock Option Plan;

     3. To ratify the Board of Directors' selection of Arthur Andersen & Co. as independent public accountants of the Corporation; and

     4. To conduct such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Holders of Class A Common Stock and holders of Class B Common Stock of record at the close of business on September 21, 1994 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                              By Order of the Board of Directors

                                              L. A. Harthun
                                                Secretary
Dated: September 22, 1994

                            YOUR VOTE IS IMPORTANT.
               PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY/VOTING
            INSTRUCTION CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.

                           FIGGIE INTERNATIONAL INC.
                               4420 SHERWIN ROAD
                             WILLOUGHBY, OHIO 44094

                            ------------------------

                                PROXY STATEMENT

                          MAILED ON SEPTEMBER 22, 1994

         ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 19, 1994

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Figgie International Inc. (the "Corporation") to be used at the Annual Meeting of the holders of Class A Common Stock, par value $.10 per share, and the holders of Class B Common Stock, par value $.10 per share, of the Corporation to be held on October 19, 1994 and at any adjournments thereof. The time and place of the Annual Meeting are stated in the Notice of Annual Meeting of Stockholders which accompanies this Proxy Statement.

     The expense of soliciting proxies, including the costs of preparing, assembling and mailing the Notice, Proxy Statement and Proxy, will be borne by the Corporation. In addition to the use of the mails, proxies may be solicited personally or by telephone or telegraph, and the Corporation may pay persons holding shares for others their expenses in sending proxy material to their principals. Solicitation of proxies may also be made on behalf of the Board of Directors by Morrow & Company at a total cost, including fees and expenses, of approximately $7,000. Proxies may be solicited by Morrow & Company by personal interview, mail, telephone and telegraph.

                                 VOTING RIGHTS

     Only stockholders of record at the close of business on September 21, 1994 are entitled to notice of and to vote at the Annual Meeting. The proxy will also serve to instruct the trustees of the Figgie International Inc. Stock Ownership Trust and Plan (the "ESOP"), the Figgie International Inc. Stock Ownership Trust and Plan for Salaried Employees (the "ESOP for Salaried Employees"), the Figgie International Inc. Stock Bonus Trust and Plan (the "Stock Bonus Plan") and the Figgie International Inc. Supplementary Retirement Savings Plan (the "SRSP") on how to vote any shares of the Corporation's common stock held by the plans. The number of shares printed on the proxy/voting instruction card accompanying this proxy statement includes, when applicable, shares allocated to the participants in any such plan. The instructions given by the participants in such plans will also serve to instruct the trustees of such plans on how to vote the unallocated shares held by such plans.

     At the close of business on September 21, 1994, the Corporation had outstanding and entitled to vote 13,745,905 shares of Class A Common Stock and 4,958,655 shares of Class B Common Stock. The holders of issued and outstanding shares of Class A Common Stock are generally entitled to 1/20 of one vote for each share held by them on each matter to be presented with certain exceptions set forth below. The holders of issued and outstanding shares of Class B Common Stock are generally entitled to one vote for each share held by them on each matter to be presented with certain exceptions set forth below.

     Article Sixth of the Corporation's Restated Certificate of Incorporation (the "Substantial Stockholder Provision") places limitations on the ability of certain persons coming within the definition of a

"Substantial Stockholder" to vote shares of the Corporation's voting stock beneficially owned by them. A Substantial Stockholder is defined as any beneficial owner of more than a "threshold percentage" -- generally 20.00% -- of the outstanding shares of any class of voting stock of the Corporation. If a stockholder's percentage of shares of a class of voting stock of the Corporation increases above the threshold applicable to him as a result of purchases, redemptions or other acquisitions of shares of the class by the Corporation or decreases below the threshold applicable to him as a result of an issuance of shares of a class by the Corporation or a reduction in beneficial ownership by the stockholder, then the stockholder's threshold percentage is adjusted to equal the percentage of outstanding shares of the class held immediately after such event, but never below 20.00%. The record holders of any shares beneficially owned by a Substantial Stockholder are entitled to 1/20 of one vote for each share of Class A Common Stock held and one vote for each share of Class B Common Stock held up to the Substantial Stockholder's threshold percentage of each class or series, and 1/100 of such vote for each share held in excess of such threshold percentage for each class or series. Thus, a Substantial Stockholder holding shares in excess of the applicable threshold percentage would be entitled to 1/2000 of a vote for each such share of Class A Common Stock and 1/100 of a vote for each such share of Class B Common Stock. Also, a Substantial Stockholder may exercise a maximum percentage of the voting power of each class or series equal to his threshold percentage for that class plus 5%. The excess shares owned above the threshold percentage plus 5% cannot be voted by the Substantial Stockholder. The aggregate voting power of a Substantial Stockholder, so limited, is allocated proportionately among the record holders of the shares beneficially owned by the Substantial Stockholder.

     At September 12, 1994, the Corporation believes that no stockholder of the Corporation beneficially owned shares in excess of such stockholder's applicable threshold percentage.

     The holders of Class A Common Stock are entitled to cast 687,295 votes at the Annual Meeting and the holders of Class B Common Stock are entitled to cast 4,958,655 votes at the Annual Meeting. The total number of votes of both classes entitled to be cast at the Annual Meeting is 5,645,950. The holders of record of shares entitled to cast a majority of such votes must be present in person or represented by proxy in order to constitute a quorum for the holding of a meeting.

     Candidates for election as Directors receiving a plurality of the votes of holders of Class A Common Stock and holders of Class B Common Stock present in person or represented by proxy, voting together and not as separate classes, will be elected to the seats on the Board of Directors of the class whose term expires in 1997. The affirmative vote of a majority of the votes of holders of Class A Common Stock and holders of Class B Common Stock present in person or represented by proxy, voting together and not as separate classes, is required for the approval of the adoption of the Figgie International Inc. Key Employees' Stock Option Plan and the ratification of the selection of independent public accountants.

     Shares entitled to vote represented by proxies which are properly executed and returned before the Annual Meeting will be voted at the Annual Meeting as directed therein. If no vote is specified therein, the shares will be voted "FOR" the election of the Directors named as nominees in the Proxy Statement, "FOR" the approval of the Figgie International Inc. Key Employees' Stock Option Plan, and "FOR" the ratification of the selection of Arthur Andersen & Co. as independent public accountants of the Corporation.

     Shares represented by proxies which are marked "WITHHELD" with regard to the election of Directors will be excluded entirely from the vote and will have no effect. Shares represented by proxies which are marked "ABSTAIN" with respect to any of the other matters presented for consideration at the Annual Meeting will be considered present in person or represented by proxy at the meeting and, accordingly, will have the effect of a negative vote because those matters require the affirmative vote of a majority of the votes of holders of shares present in person or represented by proxy. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions with respect to a particular matter ("broker non-votes"), those shares will have no effect on the outcome of such matter.

     The Board of Directors does not know of any other business to be presented for consideration at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment thereof, the proxies will be voted on such matters in the discretion of the proxy holders insofar as the proxies are not limited to the contrary. The Delaware General Corporation Law provides that, unless otherwise provided in the proxy and unless the proxy is coupled with an interest, a stockholder may revoke a proxy previously given at any time prior to its exercise at the Annual Meeting. A stockholder who has given a proxy may revoke it at any time before it is exercised by delivering to any of the persons named as proxies, or to the Corporation addressed to the Secretary, an instrument revoking the proxy, by appearing at the Annual Meeting and voting in person or by executing a later dated proxy which is exercised at the Annual Meeting.

                             PRINCIPAL STOCKHOLDERS

     The stockholders named in the following table are those which are known to the Corporation to be the beneficial owners of 5% or more of the Corporation's Class A Common Stock or Class B Common Stock. Unless otherwise indicated, the information is as of September 12, 1994. For purposes of this table, and as used elsewhere in this Proxy Statement, the term "beneficial owner" means any person who, directly or indirectly, has or shares the power to vote, or to direct the voting of, a security or the power to dispose, or to direct the disposition of, a security. Except as otherwise indicated, the Corporation believes that each individual owner listed below exercises sole voting and dispositive power over his or its shares.

                                                                   AMOUNT AND
                                                                   NATURE OF
                                   NAME AND ADDRESS OF             BENEFICIAL       PERCENT
    TITLE OF CLASS                  BENEFICIAL OWNER               OWNERSHIP       OF CLASS
- - -----------------------    -----------------------------------    ------------     ---------
Class A Common Stock       The Goldman Sachs Group, L.P.          1,404,600(1)       10.2%
                           85 Broad Street
                           New York, NY 10004
Class A Common Stock       NewSouth Capital Management, Inc.      2,094,785(2)       15.2%
                           755 Crossover Lane, Suite 233
                           Memphis, Tennessee 38117
Class B Common Stock       Figgie International Inc. ESOP           312,226(3)        6.3%
                           4420 Sherwin Road
                           Willoughby, Ohio 44094
Class B Common Stock       Harry E. Figgie, Jr.                     985,182(4)       19.8%
                           Figgie International Inc.
                           4420 Sherwin Road
                           Willoughby, Ohio 44094

- - ---------

(1) This amount, as reflected in a report on Schedule 13G dated September 8, 1994, filed by The Goldman Sachs Group, L.P., Goldman Sachs & Co. and Goldman Sachs Equity Portfolios, Inc. (on behalf of Goldman Sachs Small Cap Equity Fund), as a group, consists of 1,404,600 shares as to which each of the reporting persons claims shared voting power and 1,404,600 shares as to which each of the reporting persons claims shared dispositive power.

(2) This amount, as reflected in a report on Schedule 13G dated June 3, 1994, consists of 2,007,785 shares as to which the reporting person claims sole voting power, 87,000 shares as to which the reporting person claims shared voting power and 2,094,785 shares as to which the reporting person claims sole dispositive power.


(3) As of September 12, 1994, the ESOP held no shares of Class A Common Stock but held 678,525 shares of Class B Common Stock, of which 366,299 shares were allocated to participants. As of such date, the ESOP had no dispositive power with respect to any shares of Class B Common Stock but may have had residual voting power with respect to 312,226 shares of Class B Common Stock. The Department of Labor has expressed the view that, under certain circumstances, the Employee Retirement Income Security Act of 1974 may require a trustee of an employee stock ownership plan to vote or determine whether to tender shares which are not allocated to participant's accounts. In view of the terms of the ESOP, the ESOP disclaims beneficial ownership of the unallocated shares held by the ESOP. The terms of the trust agreement for the ESOP provide that the Trustee has the authority to dispose of certain allocated and unallocated shares held by the ESOP only pursuant to the directions of participants with respect to the diversification of the investments of participant accounts, a response to a tender or exchange offer or as needed for the purposes of making distributions of cash in lieu of fractional shares or distributions of shares of Class A Common Stock instead of Class B Common Stock. The terms of the trust agreement for the ESOP, as amended effective April 1, 1994, also provide that participants are entitled to instruct the Trustee, on a confidential basis, on how to vote shares allocated to their accounts and on how to vote certain of the unallocated shares on any matter to be voted on by the stockholders of the Corporation. Under the trust agreement, allocated and unallocated shares for which no instructions are received cannot be voted or tendered by the Trustee. Each active participant is entitled to instruct the Trustee as to the voting or tendering of a portion of the unallocated shares in the proportion that his prior year's compensation (subject to a maximum amount of compensation) bears to the prior year's compensation of all active participants who actually give voting or tendering instructions. The Board of Directors of the Corporation appoints the trustee or trustees to act as the Trustee of the ESOP. The prior individual trustees of the ESOP resigned and the Board of Directors is seeking an institutional trustee.

(4) For a description of Mr. Figgie's beneficial ownership, see the table under the caption "STOCK OWNERSHIP OF DIRECTORS, NOMINEES FOR DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN FORMER EXECUTIVE OFFICERS" and footnotes
     (2), (5), (11) and (12) thereto.

                         STOCK OWNERSHIP OF DIRECTORS,
                   NOMINEES FOR DIRECTORS, EXECUTIVE OFFICERS
                     AND CERTAIN FORMER EXECUTIVE OFFICERS

     The following table and notes thereto set forth information, as of September 12, 1994, with respect to the beneficial ownership of shares of Class A and Class B Common Stock by each Director, each nominee for Director and each Executive Officer named in the Summary Compensation Table (which includes the three executive officers who resigned since December 31, 1993, Harry E. Figgie, Jr., Dr. Harry E. Figgie, III and Joseph J. Skadra) and, as a group, by the current Directors and Executive Officers of the Corporation, based upon information furnished to the Corporation by such persons.

                                                       AMOUNT OF BENEFICIAL
                                                     OWNERSHIP AS OF SEPTEMBER
                                                            12, 1994(1)
                                                    ---------------------------
                                     CLASS A        PERCENTAGE       CLASS B            PERCENTAGE
   NAME OF BENEFICIAL OWNER        COMMON STOCK      OF CLASS      COMMON STOCK          OF CLASS
- - -------------------------------    ------------     ----------     ------------         ----------
Fred J. Brinkman                          500             *              3,000                *
Vincent A. Chiarucci                   97,753(2)          *              9,267(2)             *
Dale S. Coenen                            300             *              3,000                *
Alfred V. Gangnes                      22,371(3)          *             12,504(3)             *
John S. Lanahan                           358             *              6,536                *
F. Rush McKnight                        1,315(4)          *              6,503(4)(5)          *
Harrison Nesbit, II                     1,005(6)          *              6,562(6)             *
C.B. Robertson, III                     2,500(7)          *              9,000                *
Gerald K. Rugger                          600             *              6,300                *
Harold B. Scott                         7,600(8)          *              4,500                *
Steven L. Siemborski                        0             *                  0                *
A. A. Sommer, Jr.                       2,250             *              7,750                *
Walter M. Vannoy                       99,894             *             22,903                *
Robert A. Weaver, Jr.                     270             *              3,000(9)             *
Harry E. Figgie, Jr.(10)              417,810(2)(11)     3.0%          985,182(2)(5)(12)    19.8%
Dr. Harry E. Figgie, III(10)           57,178(2)(13)       *           193,050(2)(5)(14)     3.9%
L. A. Harthun                          19,412(2)          *              6,358(2)             *
Joseph J. Skadra(15)                    1,701(2)          *              1,775(2)             *
All Current Directors and
  Executive Officers as a
  Group** (20 persons)                256,128(2)        1.9%           107,183(2)            2.2%

- - ---------

 * Less than 1%.

** Does not include beneficial ownership of Harry E. Figgie, Jr., Dr. Harry E.
   Figgie, III and Joseph J. Skadra.


 (1) Except as otherwise indicated in footnotes (2), (3), (8), (11), (12), (13) and (14), each Director, Executive Officer or former Executive Officer owning shares listed or included in this table exercises sole voting and dispositive power over such shares.

 (2) These amounts include shares of Class A and Class B Common Stock held by the ESOP for Salaried Employees, the ESOP and the Stock Bonus Plan which are subject to certain pass-through voting and tendering rights. The rights of participants in the ESOP to vote the shares held by such plans and to instruct the Trustee as to the tendering of both shares allocated to such participants and unallocated shares are described above in footnote (3) to the table under the caption "PRINCIPAL STOCKHOLDERS." The pass-through voting and tendering rights of participants in the ESOP for Salaried Employees are identical to those of the participants in the ESOP except that shares purchased with amounts received from the Corporation's Retirement Income Plan for Salaried Employees (the "Prior Plan") or purchased with a loan repaid with amounts received from such plan must remain in the ESOP for Salaried Employees. The Prior Plan was terminated in 1988. The pass-through voting and tendering rights of participants in the Stock Bonus Plan are identical to those of the participants in the ESOP, except that all of the shares in the Stock Bonus Plan have been allocated to participants. The numbers of shares of Class A and Class B Common Stock held by the ESOP for Salaried Employees, the ESOP and the Stock Bonus Plan which have been allocated to the executive officers named in the Summary Compensation Table and all current Executive Officers as a group are as follows: (1) allocated shares in the ESOP for Salaried Employees: Mr. Chiarucci -- 956 shares of Class A Common Stock and 468 shares of Class B Common Stock; Mr. Figgie -- 1,101 shares of Class A Common Stock and 532 shares of Class B Common Stock; Dr. Figgie -- 752 shares of Class A Common Stock and 381 shares of Class B Common Stock; Mr. Harthun -- 1,093 shares of Class A Common Stock and 528 shares of Class B Common Stock; Mr. Skadra -- 1,071 shares of Class A Common Stock and 518 shares of Class B Common Stock; and all current Executive Officers as a group -- 3,947 shares of Class A Common Stock and 1,912 shares of Class B Common Stock; (2) allocated shares in the ESOP: Mr. Chiarucci -- 492 shares of Class B Common Stock; Mr. Figgie -- 557 shares of Class B Common Stock; Dr. Figgie -- 417 shares of Class B Common Stock; Mr. Harthun -- 553 shares of Class B Common Stock; Mr. Skadra -- 542 shares of Class B Common Stock; and all current Executive Officers as a group -- 2,019 shares of Class B Common Stock; and
     (3) allocated shares in the Stock Bonus Plan: Mr. Chiarucci -- 16 shares of Class B Common Stock; Mr. Figgie -- 14,202 shares of Class B Common Stock; Dr. Figgie -- 193 shares of Class B Common Stock; Mr. Harthun -- 4,516 shares of Class B Common Stock; Mr. Skadra -- 715 shares of Class B Common Stock; and all current Executive Officers as a group -- 5,407 shares of Class B Common Stock. The numbers of shares of Class A and Class B Common Stock held by the ESOP for Salaried Employees, the ESOP and the Stock Bonus Plan which have not been allocated and are reflected in the table above as beneficially owned by the executive officers named in the Summary Compensation Table and all current Executive Officers as a group are as follows: (1) unallocated shares in the ESOP for Salaried Employees: Mr. Chiarucci -- 706 shares of Class A Common Stock and 297 shares of Class B Common Stock; Mr. Harthun -- 706 shares of Class A Common Stock and 297 shares of Class B Common Stock; and all current Executive Officers as a group -- 3,025 shares of Class A Common Stock and 1,272 shares of Class B Common Stock; (2) unallocated shares in the ESOP: Mr. Chiarucci -- 420 shares of Class B Common Stock; Mr. Harthun -- 420 shares of Class B Common Stock; and all current Executive Officers as a group -- 1,799 shares of Class B Common Stock; and (3) unallocated shares in the Stock Bonus Plan:
     Mr. Chiarucci -- 44 shares of Class B Common Stock; Mr. Harthun -- 44 shares of Class B Common Stock; and all current Executive Officers as a group -- 188 shares of Class B Common Stock.

 (3) Mr. Gangnes shares voting and dispositive power with respect to 22,371 shares of Class A Common Stock and 12,504 shares of Class B Common Stock with his wife.

 (4) These amounts do not include 575 shares of Class A Common Stock and 575 shares of Class B Common Stock owned by Mr. McKnight's wife.

 (5) These amounts do not include 47,493 shares of Class B Common Stock held in a trust established by Mr. Figgie for a member of his immediate family. Dr. Figgie and Mr. McKnight serve as 2 of 3 trustees of such trust.

 (6) These amounts do not include 2,405 shares of Class A Common Stock and 47 shares of Class B Common Stock owned by Mr. Nesbit's wife.

 (7) This amount does not include 2,500 shares of Class A Common Stock owned by Mr. Robertson's wife.

 (8) This amount includes 3,600 shares of Class A Common Stock for which Mr. Scott has shared voting and dispositive power as a co-trustee of a trust and 500 shares of Class A Common Stock for which Mr. Scott has shared voting and dispositive power as the custodian of a custodial account for his minor children.

 (9) This amount does not include 1,000 shares of Class B Common Stock owned by a trust of which Mr. Weaver's wife is the beneficiary.

(10) Harry E. Figgie, Jr. is the father of Dr. Harry E. Figgie, III. Mr. Figgie resigned from his positions as the Corporation's Chief Executive Officer and Chairman of the Board as well as a member of the Board on May 18, 1994. Dr. Harry E. Figgie, III resigned from his position as Vice Chairman-Technology and Strategic Planning on March 16, 1994, and resigned from his position as a Director on May 18, 1994.

(11) This amount includes 37,844 shares of Class A Common Stock owned by The Clark-Reliance Corporation ("Clark-Reliance"), which are also included in the beneficial ownership of Dr. Figgie. Mr. Figgie, who is Chairman of the Board of Clark-Reliance, owns, together with members of his immediate family, all of the shares of Clark-Reliance and has shared voting and dispositive power with respect to the shares of Class A Common Stock owned by Clark-Reliance. This amount does not include: (i) a total of 26,889 shares of Class A Common Stock, consisting of 8,640 shares owned directly by and 18,249 shares owned in trust for members of Mr. Figgie's immediate family, including Dr. Figgie's beneficial ownership in certain of the Corporation's employee benefit plans (see footnote (2) above); and (ii) 1,500 shares of Class A Common Stock owned directly by the Figgie Family Foundation of which Mr. Figgie is one of 6 trustees. Some of the shares listed in (i) above may be deemed to be beneficially owned by Dr. Figgie. See footnote (13) below.

(12) This amount includes 850,618 shares of Class B Common Stock as to which Mr. Figgie has sole voting and dispositive power and 134,564 shares of Class B Common Stock owned by Clark-Reliance as to which Mr. Figgie has shared voting and dispositive power. The Clark-Reliance shares are also included in the beneficial ownership of Dr. Figgie. This amount does not include:
     (i) a total of 299,011 shares of Class B Common Stock, consisting of 173,867 shares owned directly by and 125,154 shares owned in trust for members of Mr. Figgie's immediate family, including Dr. Figgie's beneficial ownership in certain of the Corporation's employee benefit plans (see footnote (2) above); and (ii) 2,112 shares of Class B Common Stock owned directly by the Figgie Family Foundation, of which Mr. Figgie is one of 6 trustees. Some of the shares listed in (i) above may be deemed to be beneficially owned by Dr. Figgie. See footnote
     (14) below.

(13) This amount does not include 2,499 shares of Class A Common Stock owned in trust for Dr. Figgie. This amount includes 37,844 shares of Class A Common Stock owned by Clark-Reliance, of which Dr. Figgie is president, a director and a minority stockholder. Dr. Figgie has shared voting and dispositive power with respect to the shares of Class A Common Stock owned by Clark-Reliance. The other shares of Class A Common Stock listed as beneficially owned by Dr. Figgie are not included in the number of shares of Class A Common Stock listed as beneficially owned by Mr. Figgie. See footnote (11) above.

(14) This amount does not include 2,499 shares of Class B Common Stock held in trust for Dr. Figgie. This amount includes 134,564 shares of Class B Common Stock owned by Clark-Reliance. Dr. Figgie has shared voting and dispositive power with respect to the shares owned by Clark-Reliance. The other shares of Class B Common Stock listed as beneficially owned by Dr. Figgie are not included in the number of shares of Class B Common Stock listed as beneficially owned by Mr. Figgie. See footnote (12) above.

(15) Joseph J. Skadra resigned from his position as Senior Vice
     President-Finance and Controller on March 16, 1994.

          Notwithstanding anything to the contrary, the following reports of the Compensation Committee and the Stock Option Committee, and the Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The basic elements of the Corporation's compensation program originated at the time the ownership of the Corporation changed in 1963. The Management Development & Compensation Committee of the Board of Directors has overall authority with respect to the cash compensation paid by the Corporation to executive personnel and other key employees. The Stock Option Committee of the Board of Directors oversees the Corporation's long-term incentive program under which restricted stock is awarded to key employees, including executives.

     During 1993, the members of the Compensation Committee were Harry E. Figgie, Jr., Dale S. Coenen, Russell W. McFall and Dr. Harry E. Figgie, III and the members of the Stock Option Committee were Dale S. Coenen, Russell W. McFall and A.A. Sommer, Jr. Mr. Figgie resigned from his positions as the Corporation's chief executive officer and chairman of the Board of Directors and a member of the Board on May 18, 1994. Dr. Figgie resigned from his position as the Corporation's vice chairman in March 1994, and from the Corporation's Board of Directors on May 18, 1994. Mr. McFall passed away on March 26, 1994. The Compensation Committee was subsequently reconstituted and renamed with the present members of the Management Development & Compensation Committee being Harrison Nesbit, Fred J. Brinkman, Alfred V. Gangnes, Walter M. Vannoy and Dale
S. Coenen. Mr. Coenen is the only current member of the Management Development & Compensation Committee who was also a member of the Compensation Committee in 1993, and other than Mr. Coenen, no current members of the Management Development & Compensation Committee participated in decisions regarding executive compensation for 1993. The current members of the Stock Option Committee are Dale S. Coenen, A.A. Sommer, Jr. and Fred J. Brinkman.

     Set forth below are the reports of each committee with respect to executive compensation.

                         COMPENSATION COMMITTEE REPORT
                         ON EXECUTIVE CASH COMPENSATION

     The Compensation Committee's cash compensation policies are designed: (a) to align closely the financial interests of the Corporation's executive officers with the financial interests of the Corporation's stockholders and thereby, to enhance the Corporation's profitability and stockholder value; (b) to provide compensation packages that are competitive and will attract and retain qualified personnel; and (c) to reward individual performance. The Corporation's cash compensation policies are designed to incentivize executive officers to achieve the Corporation's goals by relating a substantial portion of executive compensation directly to the Corporation's performance.

     The Compensation Committee, with the assistance of an independent compensation consultant, is presently reviewing the Corporation's compensation policies, to determine whether the methodology used to determine the cash incentive portion of executive compensation should be revised.

Executive Officer Compensation Policies

     The Compensation Committee, assisted by both an independent compensation consultant and data generated by independent executive compensation analysts, annually establishes ranges of total cash compensation to be paid to executives in each pay grade, including the CEO, based upon its review of national surveys of executive compensation which include peer data for diversified corporations.

     BASE SALARY. The Compensation Committee establishes base salary amount ranges for pay grades for executive officers, including the CEO, at amounts that, in general, are substantially similar to the average base salary amounts expected by the Corporation to be paid by companies of comparable size to executives having comparable positions. (Recently, an exception to this approach was made in connection with the hiring of the Corporation's chief financial officer in order to induce the individual to become the chief financial officer.) The performance of such companies is not taken into account by the Compensation Committee as the Compensation Committee believes that the Corporation must pay competitive base salaries in order to attract and retain qualified executives. In establishing base salaries for specific executive officers, including the CEO, the Compensation Committee takes into account the performance of the executive officers. The base salaries for 1993 were established during the month of February 1993.

     ANNUAL CASH INCENTIVE AMOUNTS. Each of the Corporation's executive officers, including the CEO, has the opportunity to receive an incentive bonus which is awarded in two components: a formula-based component and a discretionary component. The maximum potential amount of each such component is pre-established based upon the pay grade of each executive. The amounts of the bonuses for a particular year are determined and awarded after the end of that year. Typically, the Compensation Committee determines incentive awards for the previous year in February.

     An incentive pool is calculated for payment of the formula-based award amounts. The amount of the pool is based upon the extent to which the Corporation's performance during the fiscal year attained pre-established levels with respect to three measures: return on sales, return on assets and annual growth in earnings. For 1993, the Compensation Committee determined that return on sales and return on assets be given more weight than the annual growth in earnings in assessing the Corporation's performance. The weight to be given each performance ratio, which is approved annually by the Compensation Committee, reflects the Corporation's strategic objectives and plans. The target performance levels are subject to adjustment by the Compensation Committee in the event of changes in the Corporation's structure.

     The Compensation Committee also reviews whether adjustments should be made in the constituents of the ratios to reflect unusual corporate developments, such as unusual expenses that the Compensation Committee determines should be recognized over a period of time. The amount of the incentive pool is reduced by the aggregate amount of the discretionary bonus awards made in the most recently completed fiscal year. The remainder of the incentive pool is then distributed to the executive officers and each executive receives a bonus based upon the same percentage of base salary.

     The discretionary component of the incentive award is based upon the performance of the individual executives. The CEO recommends the amounts of the discretionary bonus awards for the executive officers, other than himself, after assessing the performance of each of those executives. The Compensation Committee then determines the amount of the discretionary award for each executive, including the CEO, up to the predetermined maximum percentage of base salary for such award, based on the executive's performance, including such person's contributions to the success of those operations for which such person is responsible and to the Corporation in general.

     The discretionary bonus award is payable in four equal annual installments. The first installment is normally paid in the year in which the bonus is declared. The remaining installments are normally paid in the three consecutive years after the first payment, but only to those executives who remain in the employ of the Corporation or whose employment termination is due to death, disability or retirement. In cases of termination for any other reason, the Compensation Committee has sole discretion to determine whether the remaining bonus installments will be paid.

     For 1993, the Corporation's executive officers were not eligible to receive formula-based incentive bonuses because of the Corporation's performance. The Compensation Committee determined that the Corporation's performance also did not warrant the grant of any discretionary bonus awards to executive officers for 1993.

     Harry E. Figgie, Jr., the Corporation's former CEO, and Dr. Figgie, who were members of the Compensation Committee during 1993, did not participate in the determination of whether they should receive bonuses.

CEO Compensation

     In determining the CEO's base salary and the maximum percentages of such base salary amount payable as formula-based and discretionary bonus awards, the Compensation Committee evaluates the compensation paid to chief executive officers of comparable companies. In addition, the amounts of the CEO's base salary and any discretionary bonus award reflect the CEO's performance with respect to operations for which he is specifically responsible as well as the overall success of the Corporation in achieving the strategic goals defined by him and the Corporation's board of directors, taking into account the general economic environment and conditions in the industries in which the Corporation operates.

     For 1993, the members of the Compensation Committee, excluding the former CEO, who always recused himself from all discussions regarding his compensation, increased the amount of the former CEO's base salary effective February 1, 1993, by 9.21% to $760,000 based upon base salaries paid to chief executive officers of comparably sized companies and their discretion as to the Corporation's success in containing the effects of the weak economy in 1992. For 1993, the Compensation Committee determined not to grant the former CEO a discretionary bonus in view of the Corporation's performance in 1993. For 1992, the former CEO received a discretionary bonus of $400,000.

                                 Dale S. Coenen

                         STOCK OPTION COMMITTEE REPORT
                      ON LONG-TERM EXECUTIVE COMPENSATION

     The Stock Option Committee has administered the Corporation's long-term incentive program under which executive officers and other senior executives of the Corporation have been provided the opportunity to buy restricted shares. Starting in 1978, four five-year restricted stock purchase plans have been approved by the Corporation's stockholders. In 1993, the Corporation's stockholders approved the 1993 Restricted Stock Purchase Plan for Employees (the "Restricted Stock Plan"), which is substantially similar to prior plans.

     Under the Restricted Stock Plan, shares of the Corporation's common stock were sold to executives at the beginning of the five year life of the plan at a price of $1.00 per share. When participants acquire the shares, they become holders of the restricted shares and are eligible to vote and receive dividends on the shares, but the certificates representing the restricted shares are held by the Corporation in escrow until the transfer restrictions lapse, generally at the termination of the plan. Because of the transfer restrictions, the participants cannot sell the stock and thus disengage the benefits under the Restricted Stock Plan from the Corporation's performance. Generally, unless otherwise directed by the Stock Option Committee, upon the termination of the employment of any participant prior to the termination of the Plan and the lapse of the transfer restrictions, other than terminations resulting from death or total disability, the Corporation has the right to purchase all, or, in the case of the retirement of a participant, a specific portion, of the restricted shares at a price equal to the lesser of the price paid by the participant for such shares or the then fair market value of the shares.

     Awards were made under the Restricted Stock Plan in 1993. A maximum award was established for each executive pay grade. In determining this maximum award, the Stock Option Committee, assisted by an independent compensation consultant, took into account the relationship between cash and bonus amounts paid to executive officers, including CEOs, in comparable companies and the benefits that such companies provided their executive officers, including CEOs, from their stock incentive plans. Maximum award amounts were calculated based upon average award sizes of the comparable companies and without regard to restricted stock awards made under prior plans. Consistent with the earlier similar restricted stock plans, the sizes of the actual awards made to executive officers, including the CEO, were based upon the executives' performance over the prior five years. If an executive officer, including the CEO, received during the five preceding fiscal years an aggregate of either 70% or 80%, depending upon the executive's pay grade, of the aggregate amount of the potential discretionary bonus awards he could have received over that period, the Stock Option Committee awarded the executive 100% of the maximum award established for the executive under the Restricted Stock Plan. If the executive received less than the requisite percentage of the potential discretionary bonus awards justifying the maximum award, he would receive between 25% and 75% of the maximum award, depending upon the percentage of the aggregate amount of the potential discretionary bonus awards he had received over the five year period. In such case, the Stock Option Committee can award the executive the balance of the maximum restricted stock award if the executive receives during the next five years aggregate discretionary bonus awards in specified percentages of the potential maximum discretionary bonus awards for those years. The Stock Option Committee and the Compensation Committee are studying the implications of
Section 162(m) of the Internal Revenue Code, which was added by the Omnibus Budget Reconciliation Act of 1993 (signed into law on August 10, 1993), and have not decided whether to adjust compensation in light of such section. Harry E. Figgie, Jr., the Corporation's former CEO, was awarded the maximum award for his pay grade under the Restricted Stock Plan.

                  Dale S. Coenen            A. A. Sommer, Jr.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

     The following table shows information concerning the annual and long-term compensation earned during the last three fiscal years by the Corporation's Chief Executive Officer as of December 31, 1993 and each of the four other most highly compensated executives of the Corporation, including three officers who resigned after December 31, 1993, Harry E. Figgie, Jr., Dr. Harry E. Figgie, III and Joseph J. Skadra.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM
                                                                                      COMPENSATION
                                                   ANNUAL COMPENSATION                   AWARDS
                                        -----------------------------------------     -------------
                                                                       OTHER           RESTRICTED       ALL OTHER
         NAME AND                                                     ANNUAL              STOCK          COMPEN-
    PRINCIPAL POSITION         YEAR      SALARY      BONUS(1)     COMPENSATION(2)       AWARDS(3)       SATION(4)
- - ---------------------------    ----     --------     --------     ---------------     -------------     ---------
Harry E. Figgie, Jr.           1993     $755,000     $     0         $ 118,861         $ 2,539,087      $ 642,547
  Chairman and CEO             1992      695,000     663,692            92,758                            957,662
                               1991      635,833     666,045
Vincent A. Chiarucci           1993      371,875           0                             1,434,825        116,931
  President                    1992      331,250     332,050                                               39,187
                               1991      277,500     277,180
Dr. Harry E. Figgie, III       1993      379,167           0                             1,475,382         22,844
  Vice Chairman                1992      329,167     313,362                               307,177         12,752
                               1991      237,500     190,475
L. A. Harthun                  1993      219,000           0                               277,405         41,667
  Sr. Vice President,          1992      207,333     189,856                                               26,723
  General Counsel              1991      199,167     185,982
Joseph J. Skadra               1993      210,000           0                               369,873         29,073
  Sr. Vice President-          1992      190,003     196,210                                17,021         19,182
  Finance                      1991      166,873     174,355

- - ---------

(1) Includes the full amount of the discretionary component of the bonus awarded with respect to the applicable fiscal year, although only one quarter of that bonus is paid in the year it is declared and the remaining three quarters of that bonus are paid in equal installments in each of the three years after the discretionary bonus is declared if the executive continues to be employed by the Corporation or if the termination of employment is due to death, disability or retirement. In cases of termination for any other reason, the Compensation Committee has sole discretion to determine whether the remaining bonus installments will be paid.

(2) The amounts indicated represent the incremental cost to the Corporation of expenses associated with the use of a company car ($46,971 and $34,653, in 1993 and 1992, respectively), aircraft ($19,078 and $26,354, in 1993 and 1992, respectively) and club dues ($39,753 and $31,751, in 1993 and 1992, respectively), and $13,059 relating to an interest free loan provided to Mr. Figgie at the time the restrictions on the restricted stock issued under the 1988 Restricted Stock Purchase Plan for Employees (the "1988 Restricted Stock Plan") were terminated in December 1992.


(3) The transfer and pledge restrictions on the restricted shares reflected in the table with respect to 1993 are scheduled to lapse upon the termination of the Restricted Stock Plan on July 1, 1998 under the terms of the plan. The transfer and pledge restrictions on the restricted shares reflected in the table for years prior to 1993 lapsed upon the termination of the 1988 Restricted Stock by the Board of Directors on December 22, 1992. As of December 31, 1993, the aggregate number and the value of the shares (less the purchase price paid by the executive) of restricted stock held by the executives were as follows: Harry E. Figgie, Jr., 56,450 shares of Class A Common Stock and 100,000 shares of Class B Common Stock having a market value (less purchase price) of $2,037,681; Mr. Chiarucci, 91,100 shares of Class A Common Stock having a market value (less purchase price) of $1,150,137; Dr. Figgie, 37,024 shares of Class A Common Stock and 54,076 shares of Class B Common Stock having a market value (less purchase price) of $1,183,935; Mr. Harthun, 17,613 shares of Class A Common Stock having a market value (less purchase price) of $222,364; Mr. Skadra, 23,484 shares of Class A Common Stock having a market value (less purchase price) of $296,485.

(4) (a) Includes the rating payment paid by the Corporation on a split-dollar insurance policy for the benefit of Mr. Figgie and the discounted value of the benefit to each of the named executive officers of the premium paid by the Corporation during 1993 for one or more split-dollar insurance policies under which the executive receives an interest in the cash surrender value of the policy at the time when the ownership of the policy is split between the executive and the Corporation, which then becomes the beneficiary of a policy on the executive's life with a cash surrender value equivalent to the Corporation's premium payments. The executive officers paid a portion of the premium based upon a rate for term life insurance. The amounts reflected in the table for split-dollar insurance are as follows: Mr. Figgie -- $119,203; Mr. Chiarucci -- $41,375; Dr. Figgie -- $8,282; Mr.
     Harthun -- $14,472; and Mr. Skadra -- $9,742.

     (b) Includes the monthly payments made by the Corporation to Mr. Figgie for 1993 in an aggregate amount of $513,562 under the Corporation's Senior Executive Benefits Program. This program provides retirement and other benefits prior to retirement in the event that a person remains an employee of the Corporation after the normal retirement date of age 65 (or in certain circumstances, age 62).

     (c) Includes the allocations for 1993 of equivalent shares of Class A Common Stock or Class B Common Stock under the Corporation's ESOP, ESOP for Salaried Employees and Stock Bonus Plan. The dollar values as of December 31, 1993 of the allocations for each of the named executive officers of the Corporation are as follows: Mr. Figgie -- $11,776; Mr. Chiarucci -- $6,463; Dr. Figgie -- $6,521; Mr. Harthun -- $8,554; and Mr. Skadra -- $7,185.

                            STOCK PERFORMANCE GRAPH

     The graph reflects a cumulative 5 year total return on an investment of $100 on December 31, 1988 in Figgie International Inc. Class A and Class B Common Stock, the NASDAQ Market Index and a peer group index and assumes dividend reinvestment through the fiscal year ending December 31, 1993. The returns of each company in the peer group index are weighted based on market capitalization.

      Measurement Period         FIGGIE CLASS    NASDAQ MARKET    Peer Group     FIGGIE CLASS
    (Fiscal Year Covered)              A             INDEX           Index             B
1988                                  100             100             100             100
1989                                89.88          112.89          119.85           89.61
1990                                58.77           91.57          100.57           60.04
1991                                58.55          117.56          104.85           67.74
1992                                76.17          118.71          118.20           64.98
1993                                63.93          142.40          168.42           53.06

     The peer group is comprised of the companies set forth below, which are among the companies included on the Fortune 500 Industrial and Farm Equipment Companies list:

AM International, Inc.         Dresser Industries, Inc.       Outboard Marine Corp.
Applied Materials Inc.         Figgie International Inc.      Parker Hannifin Corp.
Baker Hughes Incorporated      Class A                        Pentair Inc.
Black and Decker Corp.         Great American Management      Stewart & Stevenson
Briggs & Stratton Corp.        & Investment, Inc.             Services, Inc.
Caterpillar Inc.               Harnischfeger Industries,      Tecumseh Products Co.
Cincinnati Milacron Inc.       Inc.                           Tenneco Inc.
Clark Equipment Co.            IMO Industries Inc.            Terex Corp.
Cummins Engine Company,        Ingersoll-Rand Company         The Timken Company
  Inc.                         Kennametal Inc.                The Toro Company
Deere & Company                NACCO Industries, Inc.         Trinova Corporation
Dover Corporation              Nortek Inc.

                   APPROVAL OF THE FIGGIE INTERNATIONAL, INC.
                        KEY EMPLOYEES' STOCK OPTION PLAN

     The following is a brief description of the material features of the Figgie International Inc. Key Employees' Stock Option Plan. Such description is qualified in its entirety by reference to such plan, a copy of which is attached hereto as Exhibit A.

     On August 17, 1994, the Board of Directors approved, subject to stockholder approval, the Figgie International Inc. Key Employees' Stock Option Plan (the "Plan"), providing for the granting to selected key employees of the Corporation and its subsidiaries of options to purchase not more than 1,500,000 shares of Class A Common Stock of the Corporation. The Plan, which would be effective October 20, 1994, provides for the issuance to key employees of nonqualified stock options and "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code (the "Code"). The Plan also provides for the granting of stock appreciation rights that give the employee the right to elect a payment equal to the appreciation of the stock value over the option price. The Plan is intended to provide increased flexibility with respect to the terms and conditions of stock awards to executives and other key employees.

PURPOSE OF THE PLAN

     The Board of Directors adopted the Plan because it believes that stock options are a competitively appropriate component of total compensation and that the Plan would promote the interests of the Corporation by providing additional incentives which will enhance the Corporation's ability to attract and retain key employees and align employees' economic interests with those of the Corporation's stockholders. If the Plan is approved by the stockholders, the Board of Directors expects that options to purchase Common Stock will be issued to key employees under the terms of the Plan taking into account any restricted stock which the key employees hold under the Corporation's Restricted Stock Plan. For new key employees, it is expected that stock options will become the primary equity incentive compensation program of the Corporation with grants of restricted stock under the Restricted Stock Plan being used sparingly.

ADMINISTRATION OF THE PLAN

     The Plan provides that the committee that administers the Plan must be composed of no fewer than two members of the Board of Directors of the Corporation who will be designated by the Board of Directors. Each member of the committee must be a "disinterested person" within the meaning of Rule 16b-3 promulgated under the Exchange Act or any amendment of or successor to such Rule as may be in effect from time to time. If adopted, the Plan would be administered by the Stock Option Committee of the Board of Directors of the Corporation (the "Committee").

     The Committee would be authorized: (i) to select the key employees to whom options would be granted, (ii) to determine the number of shares of Class A Common Stock which would be subject to any option, (iii) to determine the time or times when options would be granted, (iv) to determine the option price of Common Stock subject to an option, (v) to determine the times when each option would become exercisable, (vi) to determine at the time of the granting of an option under the Plan whether and to what extent such option would be an incentive stock option entitled to the benefits of Section 422 of the Code,
(vii) to determine whether stock appreciation rights would be made part of any option grant, the method of valuing the stock appreciation rights and whether the stock appreciation rights would be exercisable in lieu of or in addition to the related option, (viii) to prescribe the form of the option agreements to be entered into under the Plan, (ix) to adopt, amend and rescind such rules and regulations as, in the Committee's opinion, would be advisable in the administration of the Plan, and (x) to construe and interpret the Plan, the rules and regulations and the instruments evidencing options granted under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan.

EMPLOYEES ELIGIBLE FOR OPTIONS

     The Plan provides that options may be granted from time to time in the discretion of the Committee only to such key employees of the Corporation or of a subsidiary corporation of the Corporation whose initiative and efforts contribute or may be expected to contribute to the Corporation's growth and future success, including key employees who may also be members of the Board of Directors. A key employee is defined by the Plan as any person determined by the Committee to be a high level executive officer or other valuable managerial or technical employee of the Corporation or a subsidiary of the Corporation. Approximately 75 employees may be considered to meet the definition of key employee. Members of the Committee shall not be eligible to participate in the Plan, or to receive options under it, while serving on the Committee or for the year prior to serving on the Committee. A key employee who renounces in writing any right to receive options under the Plan will not be eligible to receive any options under the Plan. The Committee may grant more than one option, with or without stock appreciation rights, to the same employee. No option may be granted to any employee during any period of time when he or she is on leave of absence.

SHARES SUBJECT TO THE PLAN

     The aggregate number of shares of Class A Common Stock for which options may be granted under the Plan is 1,500,000. Either treasury or authorized and unissued shares, or both, in such amount or amounts, within the maximum limits of the Plan, as the Board of Directors shall from time to time determine, may be so issued. All shares of Common Stock which are the subject of any lapsed, expired or terminated options may be made available for reoffering under the Plan to any eligible employee. In the event a stock appreciation right is granted, the exercise of which is in lieu of exercise of an option, and such stock appreciation right is thereafter exercised in whole or in part, then such option or the portion thereof to which the duly exercised stock appreciation right relates shall be deemed to have been exercised and the shares of Common Stock which otherwise would have been issued upon exercise of such option, to the extent not used in payment for the stock appreciation right, may be made available for reoffering under the Plan.

     In the event that subsequent to the date of adoption of the Plan by the Board of Directors the outstanding shares of Common Stock should be increased or decreased or changed into or exchanged for a different number or kind of shares of capital stock of the Corporation or of another corporation, appropriate adjustments reflecting such changes will be made with respect to both the number of shares for which options may be granted in the future and the number and the exercise price for shares already subject to existing options.

GRANT OF OPTIONS

     As of the date hereof, no options have been granted pursuant to the Plan, subject to the receipt of stockholder approval, and no decisions have been made as to the bases upon which stock option grants will be made.

OPTION PROVISIONS

     Option Price. The option price per share of Common Stock which is the subject of an incentive stock option under the Plan will be determined by the Committee at the time of grant but shall not be less than 100% of the fair market value of a share of Common Stock on the date such an option is granted. If the employee to whom an incentive stock option is granted, however, is at the time of the grant of the option an owner of more than 10% of the total combined voting power of all classes of the stock of the Corporation (a "Ten Percent Stockholder"), the option price per share will not be less than 110% of the fair market value of a share of Common Stock on the date an option is granted. The option price per share under each option granted pursuant to the Plan which is not an incentive stock option will be determined by the Committee at the time of grant and may be above or below the fair market value of the Corporation's Common Stock on the date such option is granted.

     Period of Option. The Committee determines when each option is to expire but no option may be exercisable for a period of more than ten years from the date upon which the option is granted. No incentive stock option, however, granted to an employee who is a Ten Percent Stockholder at the time of the grant of the option may be exercisable after the expiration of five years from the date of grant of the option.

     Limitations on Exercise and Transfer of Options. Only the key employee to whom the option is granted may exercise the option except where a guardian or other legal representative has been duly appointed for the employee and except as otherwise provided in the case of the employee's death. No option is transferable otherwise than by the Last Will and Testament of the employee to whom it is granted or, if the employee dies intestate, by the applicable laws of descent and distribution. No option may be pledged or hypothecated, nor may any option be subject to execution, attachment or similar process.

     Conditions Governing Exercise of Option. The Committee may, in its absolute discretion, either require that, prior to the exercise of any option, the optionee must have been an employee for a specified period after the date of such option, or make any option immediately exercisable. Each option is subject to such additional restrictions or conditions with respect to the right to exercise and the time and method of exercise as the Committee may prescribe. Upon satisfaction of any such conditions, the option may be exercised in whole or in part at any time during the option period, but this right of exercise shall be limited to whole shares, unless the Committee determines otherwise. Options are exercisable by the optionee giving written notice to the Corporation of the optionee's exercise of the option accompanied by full payment of the purchase price either in cash or, with the consent of the Committee, in whole or in part in shares of Common Stock having a fair market value on the date the option is exercised equal to that portion of the purchase price for which payment in cash is not made. A dissolution or liquidation of the Corporation or, unless the surviving corporation assumes said options, a merger or consolidation in which the Corporation is not the surviving corporation, will cause each outstanding option to terminate, although each optionee will have the right during the period prescribed in the option agreement prior to such dissolution or liquidation, or merger or consolidation in which the Corporation is not the surviving corporation, to exercise his option in whole or in part.

     Notwithstanding anything in the Plan to the contrary, in the event of a "change in control" the Committee has the authority and power: (i) to cause all outstanding options to be immediately exercisable notwithstanding any vesting limitation otherwise previously imposed on such options; and (ii) to accelerate the termination date of all such options. Thereafter, upon such determination, an optionee may exercise any and all outstanding options (in whole or in part), whether or not such options are by their terms fully exercisable at such time) and the Committee may authorize the acceptance of the surrender of the right to exercise such option or any portion thereof, but in no event after the expiration of the term of the option. For purposes of the Plan, the term "change in control" is defined to include, without limitation, the occurrence of the following events: (i) the first purchase of shares pursuant to a tender offer or exchange (other than a tender offer or exchange by the Corporation) for all or part of the Corporation's Common Stock of any class or any securities convertible into such Common Stock; (ii) the receipt by the Corporation of a
Schedule 13D or other advice indicating that a person is the "beneficial owner" (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of twenty percent (20%) or more of the Corporation's Common Stock calculated as provided in paragraph (d) of said Rule 13d-3; (iii) the date of approval by stockholders of the Corporation of an agreement providing for any consolidation or merger of the Corporation in which the Corporation will not be the continuing or surviving corporation or pursuant to which shares of capital stock, of any class or any securities convertible into such capital stock, of the Corporation would be converted into cash, securities, or other property, other than a merger of the Corporation in which the holders of Common Stock of all classes of the Corporation immediately prior to the merger would have the same proportion of ownership of common stock of the surviving corporation immediately after the merger; (iv) the date of the approval by stockholders of the Corporation of any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Corporation; (v) the adoption of any plan or proposal for the liquidation (but not a partial liquidation) or dissolution of the Corporation; or (vi) such other event as the Committee shall, in its sole and absolute discretion, deem to be a "change in control."

     Termination of Employment. If an optionee ceases to be an employee of the Corporation or any of its subsidiaries, the optionee shall be able to exercise an option during the following periods (but not beyond the original term of the option): (i) three months after the date the optionee ceased to be an employee if the reason for the optionee's cessation as an employee was other than his death or his disability; or (ii) one year after the date the optionee ceased to be an employee if the reason for the optionee's cessation as an employee was his disability. If an optionee should die prior to the expiration of an option, the optionee's estate, or the person designated in his Last Will and Testament, or the person to whom the option is transferred by the applicable laws of descent and distribution shall be able to exercise the option during the one year period after the date the optionee ceased to be an employee if either (A) the optionee died while he was an employee of the Corporation or (B) either the optionee died within twelve months of becoming disabled or the optionee died within three months after ceasing to be an employee of the Corporation or any of its subsidiaries.

     Notwithstanding the foregoing, the Committee may in its discretion provide in the option for shorter periods in which the option can be exercised after the optionee's cessation as an employee or provide that the option shall not be exercisable at all after the optionee's cessation as an employee of the Corporation or any of its subsidiaries.

     An optionee's employment shall not be deemed to have terminated while he is on a military, sick or other bona fide approved leave of absence from the Corporation or a subsidiary as such leave of absence is described in Section 1.421-7(h) of the Federal Income Tax Regulations or any lawful successor regulations thereto.

     Prohibition of Alternative Options. It is intended that key employees may be granted, simultaneously or from time to time, "incentive stock options" under
Section 422 of the Code, or other stock options, but no key employees shall be granted alternative rights in incentive stock options and other stock options so as to prevent options granted as incentive stock options under the Plan from qualifying as such within the meaning of Section 422 of the Code.

STOCK APPRECIATION RIGHTS

     The Committee may provide, at the time of the grant of a stock option and upon such terms and conditions as it deems appropriate, that an optionee may have the right with respect to all or a portion of the option granted to him to elect in lieu of exercising such option to surrender such option in exchange for the consideration described below. Alternatively, the Committee may provide, at the time of the grant of a stock option and upon such terms and conditions as it deems appropriate, that an optionee may have the right with respect to all or a portion of the option granted to him to receive the consideration set forth below upon exercising such option in addition to any shares of Common Stock purchased upon exercise thereof. Stock appreciation rights must be specifically granted by the Committee; however, the Committee will have no authority to grant stock appreciation rights except in connection with the grant of a stock option pursuant to the Plan, and no optionee shall be entitled to such rights solely as a result of the grant of an option to him. Stock appreciation rights, if granted, may be exercised either with respect to all or a portion of the option to which they relate. Stock appreciation rights are not transferrable separate from the option with respect to which they were granted and are subject to all of the restrictions on transfer applicable to such option. Stock appreciation rights are exercisable only at such times and by such persons as are specified in the option agreement governing the stock option with respect to which the stock appreciation rights were granted. A stock appreciation right will provide that an optionee will have the right to receive a percentage, not greater than 100%, of the excess over the option price, if any, of the fair market value of the shares of Common Stock covered by the option, as determined by the Committee as of the date of exercise of the stock appreciation right, in the manner provided for in the Plan. Such amount will be payable in one or more of the following manners, as determined by the Committee: (i) in cash; (ii) in shares of Class A Common Stock having a fair market value equal to such amount; or
(iii) in a combination of cash and shares of Class A Common Stock. If payment is made in whole or in part in shares of Class A Common Stock, such payment will reduce the number of shares available for the grant of options under the Plan.

     In no event may any optionee exercise any stock appreciation rights granted under the Plan unless such optionee is then permitted to exercise the option or the portion thereof with respect to which such stock appreciation rights relate. If the option agreement with the optionee provides that exercise of the stock appreciation right is in lieu of exercise of the option, then (i) upon the exercise of any stock appreciation rights, the option or that portion thereof to which the stock appreciation rights relate will be cancelled, and (ii) upon the exercise of the option or that portion thereof to which the stock appreciation rights relate, the stock appreciation rights will be cancelled, and the option agreement governing such option will be deemed amended as appropriate without any further action by the Committee or the optionee. If the option agreement with the optionee provides that exercise of the stock appreciation right is in addition to exercise of the option, then (i) upon the exercise of any stock appreciation rights, the option or that portion thereof to which the stock appreciation rights relate will be deemed exercised and (ii) upon the exercise of the option, the stock appreciation rights corresponding thereto will be deemed exercised to the extent the option is exercised. The terms of any stock appreciation rights granted under the Plan will be incorporated into the option agreement which governs the option with respect to which the stock appreciation rights are granted, and will be such terms (not inconsistent with the Plan) as the Committee may prescribe. The granting of an option or stock appreciation right will impose no obligation upon the optionee to exercise such option or right and the Corporation's obligation to satisfy stock appreciation rights will not be funded or secured in any manner.

LIMITATIONS ON GRANT OF STOCK OPTIONS.

     During the calendar year in which any incentive stock options granted under the Plan first become exercisable by an optionee, the aggregate fair market value of the shares of Common Stock which are subject to such incentive stock options (determined as of the date the incentive stock options were granted) may not exceed the sum of One Hundred Thousand Dollars ($100,000). Options which are not designated as incentive stock options will not be subject to the limitation described in the preceding sentence. In any event, no individual key employee will be granted options for, or stock appreciation rights with respect to, more than 750,000 shares of Class A Common Stock in any five-year period.

AMENDMENTS TO THE PLAN

     The Committee is authorized to interpret the Plan and from time to time adopt any rules and regulations for carrying out the Plan that it may deem advisable. Subject to the approval of the Board of Directors of the Corporation, the Committee may at any time amend, modify, suspend or terminate the Plan. In no event, however, without the approval of stockholders, may any action of the Committee or the Board of Directors result in: (i) amending, modifying or altering the eligibility requirements; (ii) increasing or decreasing, except as set forth in "Shares Subject to the Plan" above, the maximum number of shares as to which options may be granted; (iii) decreasing the minimum option price per share at which options may be granted under the Plan; (iv) extending either the maximum period during which an option is exercisable or the date on which the Plan shall terminate; (v) changing the requirements relating to the Committee; or (vi) making any other change which would cause any options granted under the Plan as incentive stock options not to qualify as such options within the meaning of Section 422 of the Code, except to conform the Plan and the option agreements to changes in the Code or governing law.

TERMINATION OF THE PLAN

     The Plan will terminate on October 19, 2004. All options outstanding at the time of termination of the Plan will continue in full force and effect according to their terms and the terms and conditions of the Plan.

FEDERAL INCOME TAX CONSEQUENCES

     Incentive Stock Options. With respect to an incentive stock option, the optionee will realize no income for Federal income tax purposes upon the grant or exercise of the option, but the difference between the option price and the fair market value of the shares at the date of issuance of the shares to the employee (following exercise of the incentive stock option) will constitute an item of tax preference which may be subject to the alternative minimum tax.

     If no disposition of shares acquired through the exercise of incentive stock options is made by the optionee within one year after the issuance of the shares to him, or within two years after the grant of the option, any amount realized by the optionee in the event of a sale of his shares which is in excess of his cost will be taxed as a long-term capital gain. Sixty percent of the net capital gain realized on the disposition of the shares is an item of tax preference which may be subject to the alternative minimum tax. The alternative minimum tax is paid only if it exceeds the regular tax.

     The Corporation is entitled to no deduction for Federal income tax purposes, either in connection with the granting of an incentive stock option or the issuance of shares upon exercise. If, however, the optionee disposes of his shares within the one-year or two-year periods mentioned above, he will be required to include in his income, as compensation, the excess of the fair market value of the shares at the date of issuance or, in certain cases, if less, the amount realized on disposition, over the option price, and the Corporation will be entitled to a business expense deduction in the year of disposition of the shares equal to any amount which the optionee is required to treat as compensation income.

     Nonqualified Stock Option. With respect to a nonqualified stock option, an optionee will not realize income upon the granting of such an option; however, in any year in which an optionee exercises a part or all of such option, the excess, if any, of the fair market value of the shares at the date of exercise over the option price will be taxed as compensation at ordinary income tax rates, and subject to certain limits on compensation over $1,000,000 to certain executives, the Corporation will be entitled to a tax deduction for the same amount in the same year. Under Section 162(m) of the Internal Revenue Code, the Corporation is not entitled to deduct remuneration paid to anyone of the five
(5) highest paid executives in excess of $1,000,000. Under currently applicable interpretations, the Corporation believes that stock options under the Plan will not be subject to the $1,000,000 limit as long as the option price was at least the fair market value on the date of grant and the composition of the Committee meets certain requirements as to independence which will be contained in Treasury Regulations which are currently proposed by the Treasury Department.

RECOMMENDATION; REQUIRED VOTE

     Approval of the Plan will require the affirmative vote of holders of shares representing a majority of the number of votes present in person or represented by proxy at the Annual Meeting, provided a quorum is present.

                      THE BOARD OF DIRECTORS CONSIDERS THE
                    FIGGIE INTERNATIONAL INC. KEY EMPLOYEES'
                 STOCK OPTION PLAN TO BE IN THE BEST INTERESTS
             OF THE CORPORATION AND ITS STOCKHOLDERS AND RECOMMENDS
                        A VOTE FOR APPROVAL OF THE PLAN.

                      NOMINATION AND ELECTION OF DIRECTORS

     The Bylaws of the Corporation provide that the Board of Directors shall consist of not less than nine nor more than sixteen members but, within such limits, the Board of Directors is empowered to increase or decrease the total number of Directors as well as the number of Directors in each class provided that each class shall continue to consist of, as nearly as may be, one-third of the whole number of the Board of Directors. On March 26, 1994, Mr. Russell W. McFall passed away, and as of July 1, 1994, Mr. Steven Siemborski was elected to fill the balance of Mr. McFall's term which expires at this Annual Meeting. Mr. Harry E. Figgie, Jr., and Dr. Harry E. Figgie III resigned from the Board of Directors on May 18, 1994, and Mr. Rugger, whose term expires at this Annual meeting, has stated he will not stand for re-election. Rather than filling the vacancies created by the resignations of Mr. Figgie and Dr. Figgie and the decision of Mr. Rugger not to stand for re-election, the Board took the following actions: (i) nominated Mr. A. A. Sommer, Jr. as an additional candidate to replace Mr. Rugger in the class of Directors to be elected at this Annual Meeting; (ii) passed a resolution reducing the total number of Directors to thirteen effective upon the expiration of Mr. Rugger's term; and (iii) reduced the number of Directors to be elected at this Annual Meeting and whose terms will expire at the Annual Meeting in 1997, to four.

     The four nominees for election at this Annual Meeting are Walter M. Vannoy,
C. B. Robertson III, A. A. Sommer, Jr. and Steven L. Siemborski, all of whom have informed the Corporation that they are willing to serve for the term to which they are nominated if they are elected. If a nominee for Director should become unavailable for election or is unable to serve as a Director, the shares represented by proxies voted in favor of that nominee will be voted for any substitute nominee as may be named by the Board of Directors.

     The information appearing in the following table and the notes thereto has been furnished to the Corporation, where appropriate, by the nominees for Director and the Directors continuing in office with respect to: (i) the present principal occupation or employment of each respective nominee and continuing Director and, if such principal occupation or employment has not been carried on during the past 5 years, the occupation or employment during such period, (ii) the names and principal businesses of the corporations or other organizations in which such occupation or employment is carried on and/or has been carried on during the past 5 years, and (iii) the directorships held by each respective nominee or continuing Director on the boards of publicly held and certain other corporations and entities:

                    NOMINEES FOR ELECTION AS DIRECTORS TO BE
                       ELECTED FOR A TERM OF THREE YEARS

                                                                                   IF ELECTED,
                                                                                   TERM EXPIRES
                                                                   SERVED AS        AT ANNUAL
                            NAME AND                                DIRECTOR        MEETING OF
                      PRINCIPAL OCCUPATION                           SINCE       STOCKHOLDERS IN
- - ----------------------------------------------------------------   ----------    ----------------
WALTER M. VANNOY, age 66                                              1981             1997
  Chairman of the Board and Chief Executive Officer, Figgie
     International Inc.; President, Vannoy Enterprises;
     Director, Illinois Power Company; Director, ChemPower,
     Inc.; former Vice Chairman, McDermott International Inc.;
     former President and Chief Operating Officer, Babcock &
     Wilcox.
A.A. SOMMER, JR., age 70                                              1986             1997
  Partner, Morgan, Lewis & Bockius, Washington, D.C., law firm;
     Director, Consolidated Natural Gas Co.; Chairman, Public
     Oversight Board of the American Institute of Certified
     Public Accountants; Member, Board of Governors, National
     Association of Securities Dealers.
C.B. ROBERTSON, III, age 59                                           1986             1997
  President, CBR Associates, Inc., real estate development.
STEVEN L. SIEMBORSKI, age 40                                          1994             1997
  Senior Vice President and Chief Financial Officer, Figgie
     International Inc., since July 1, 1994; former partner,
     Ernst & Young; Certified Public Accountant.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                   THE ELECTION OF THE NOMINEES FOR DIRECTOR.

                         DIRECTORS CONTINUING IN OFFICE

                                                                                   TERM EXPIRES
                                                                   SERVED AS        AT ANNUAL
                            NAME AND                                DIRECTOR        MEETING OF
                      PRINCIPAL OCCUPATION                           SINCE       STOCKHOLDERS IN
- - ----------------------------------------------------------------   ----------    ----------------
HAROLD B. SCOTT, age 76                                               1974             1995
  Retired; Director, Key Trust N.A.; Chairman of the Board and
  Chief Executive Officer, Harold B. Scott, Inc.; former
  Chairman of the Board, Syracuse Supply Co.; former Chairman of the Board, Givaudan Corp.; former President and Chief
  Executive Officer, U.S.-U.S.S.R. Trade and Economic Council,
  Inc.; former Assistant Secretary, U.S. Department of Commerce.
DALE S. COENEN, age 66(1)                                             1964             1995
  President and Director, Coenen & Co., Inc., investments;
  Chairman of the Board and President, Trans-Industries, Inc.,
  manufacturer of electronic information systems, environmental systems and mechanical assemblies; Director, The
  Clark-Reliance Corporation.
ROBERT A. WEAVER, JR., age 74(1)                                      1980             1995
  Chairman and Chief Executive Officer, Robert A. Weaver, Jr.
  and Associates, Inc., consultants in international strategic planning and corporate growth; Chairman, Weaver Europe, S.A., and Weaver International Corp.; Director, Newsteam Video, Inc.
  and Boston Parents Paper, Inc.
FRED J. BRINKMAN, age 65                                              1992             1995
  Consultant; former partner, Arthur Andersen & Co., public
  accountants, Senior Partner, Asia - Pacific area from 1978 to
  1989 and Managing Partner of the firm's Washington, D.C.
  office from 1981 to 1987; Director, Washington Gas Light Co.
  and Charles E. Smith Residential Realty Inc.
VINCENT A. CHIARUCCI, age 64                                          1989             1995
  President and Chief Operating Officer of Figgie International
  Inc.; Group Vice President of Figgie International Inc.'s
  Safety Products Distribution Group from 1988 to 1989; Business
  Consultant (self-employed) from 1986 to 1988; Director,
  Community Mutual Insurance Company.
ALFRED V. GANGNES, age 73                                             1972             1996
  Retired; former President, Figgie International Inc.; former
  Director, Evaluation Research Corporation.

                                                                                   TERM EXPIRES
                                                                   SERVED AS        AT ANNUAL
                            NAME AND                                DIRECTOR        MEETING OF
                      PRINCIPAL OCCUPATION                           SINCE       STOCKHOLDERS IN
- - ----------------------------------------------------------------   ----------    ----------------
HARRISON NESBIT, II, age 67(1)                                        1969             1996
  Retired; former Chairman and Director, Godine, Nesbit, McCabe
  & Co., an insurance brokerage firm; former General Agent,
  State of Virginia, Massachusetts Mutual Life Insurance Co.;
  Director, St. George Metals, Inc.; Director, O-Three Limited.
F. RUSH McKNIGHT, age 65(1)                                           1985             1996
  Partner, Calfee, Halter & Griswold, Cleveland, Ohio, law firm;
  Managing Partner from 1985 to 1991.
JOHN S. LANAHAN, age 72                                               1985             1996
  Consultant; former Senior Vice President-Commercial, Chessie
  System Railroads; former President and Managing Director, the
  Greenbrier Resort Hotel.

- - ---------

(1) See discussion under the caption "CERTAIN TRANSACTIONS."

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     In 1994 the Board of Directors altered its committee structure so that currently the Board has standing Audit, Real Estate, Finance & Executive, Nominating, Management Development & Compensation, Stock Option and Strategic Planning Committees.

     The Audit Committee has as its principal assignment the oversight and review of the internal and external audit functions of the Corporation. The Real Estate Committee assists the Corporation in the management of its various real estate undertakings. The Finance & Executive Committee is empowered to act on behalf of the Board of Directors on an interim basis when Board level action is required but it is impractical to convene the entire Board and principally reviews capital budgets, issuances of securities, proposed financings and acquisitions and dispositions. The Nominating Committee evaluates candidates for Board membership, recommends to the Board of Directors the number of directors and candidates to be included in the Annual Proxy materials and recommends candidates to fill Board vacancies as they arise. The Management Development & Compensation Committee has overall authority with respect to the compensation, development and succession of executive personnel. The Operations & Strategic Planning Committee reviews the business plans and future prospects of the Corporation's operating units and assists the Board in decision making with respect to the retention or disposition of existing operations and the shaping of the Corporation's business structure. The Stock Option Committee is charged with the administration of the 1993 Restricted Stock Purchase Plan For Employees, and will administer the 1994 Stock Option Plan should the stockholders approve such plan.

     The Board committees which existed during 1993 held the following numbers of meetings during that year: Executive & Finance Committee - 6, Audit Committee
- - - 4, Compensation Committee - 2, International Committee - 2, Real Estate Committee - 1, Insurance Committee - 2, and Stock Option Committee - 1. Not included in these totals are those instances in which the committees took action by written unanimous consent.

     The memberships of the current committees of the Board of Directors are set forth below.

                                                                      FINANCE & EXECUTIVE
        AUDIT COMMITTEE              REAL ESTATE COMMITTEE                 COMMITTEE
- - ------------------------------------------------------------------------------------------------
A.A. Sommer, Chairman           C.B. Robertson, Chairman        F. Brinkman, Chairman
F. Brinkman                     J. Lanham                       D. Coenen
F.R. McKnight                   D. Coenen                       W. Vannoy
H. Nesbit, II                   G. Rugger                       H. Nesbit, II
G. Rugger                       A.A. Sommer                     C.B. Robertson
                                F.R. McKnight                   S. Siemborski
                                                                (ex-officio non-voting)

                                     MANAGEMENT DEVELOPMENT                STRATEGIC
      NOMINATING COMMITTEE          & COMPENSATION COMMITTEE           PLANNING COMMITTEE
- - ------------------------------------------------------------------------------------------------
F.R. McKnight, Chairman         H. Nesbit, II, Chairman         H. Scott, Chairman
D. Coenen                       D. Coenen                       A. Gangnes
A.A. Sommer                     F. Brinkman                     J. Lanahan
C.B. Robertson                  A. Gangnes                      W. Vannoy
H. Scott                        W. Vannoy                       R. Weaver
                                                                V. Chiarucci
                                                                S. Siemborski

     STOCK OPTION COMMITTEE
- - ---------------------------------
D. Coenen, Chairman
A.A. Sommer
F. Brinkman

     The Board of Directors held 7 meetings during the year ended December 31, 1993. During the year, no Director attended fewer than 75% of the aggregate of
(i) the total number of meetings of the Board of Directors held during the period he served as a Director and (ii) the total number of meetings held by any Committee of the Board on which he served except for Mr. Figgie.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Management Development & Compensation Committee of the Board of Directors consists of Harrison Nesbit, II, Dale S. Coenen, Walter M. Vannoy, Alfred V. Gangnes and Fred J. Brinkman. The members of the Compensation Committee during fiscal year 1993 were Harry E. Figgie, Jr., Dale S. Coenen, Russell W. McFall and Dr. Harry E. Figgie, III. Until his retirement from the Corporation on May 18, 1994, Mr. Figgie was the Chairman of the Board of the Corporation and its Chief Executive Officer and the Chairman of the Board of The Clark-Reliance Corporation. Dr. Figgie is the President of The Clark-Reliance Corporation and, during 1993, was Vice Chairman of Technology and Strategic Planning of the Corporation.

     The Stock Option Committee of the Board of Directors currently consists of Dale S. Coenen, Fred J. Brinkman and A.A. Sommer, Jr. The members of the Stock Option Committee during fiscal year 1993 were Dale S. Coenen, A. A. Sommer, Jr. and Russell W. McFall.

     On August 25, 1993, the Corporation made a loan to Harry E. Figgie, Jr. to enable him to acquire restricted shares under the Restricted Stock Plan. The loan was in the amount of $156,450, was payable on demand and bore an interest rate equal to the Bank of Boston's prime rate. The full amount of the loan has been repaid.

     In December 1992, the Corporation made short term, interest free loans to Harry E. Figgie and to Dr. Figgie to pay the federal, state and local taxes owed by them at the time of the lapse of the transfer restrictions on the restricted shares they acquired under the 1988 Restricted Stock Plan, which was terminated by the Board of Directors of the Corporation on December 22, 1992. The amount of the loan made to Harry E. Figgie was $2,443,381 and the loan made to Dr. Figgie was in the amount of $146,519. Harry E. Figgie and Dr. Figgie repaid their loans prior to May 5, 1993.

     Nancy Figgie, the wife of Harry E. Figgie, Jr., was Vice President of Facilities Planning of the Corporation until her resignation in February 1994, and Matthew Figgie, the son of Harry E. Figgie, Jr., was Director of Mergers and Acquisitions, Currency Trading and Corporate Investments of the Corporation prior to his resignation in May 1994. In 1993, Mrs. Figgie and Matthew Figgie collectively earned salaries and bonuses in the amount of $85,540 in their foregoing capacities.

     As of October 30, 1991, the Corporation purchased $1,000,000 of 10% Convertible Subordinated Debentures due October 30, 2001 issued by Trans-Industries, Inc. The debentures provide for prepayment without premium of $142,857 per year commencing in 1995 and the additional optional prepayments at declining premiums over the same period. The debentures are convertible at any time at the option of the Corporation into common stock of Trans-Industries at $2.00 per share. Mr. Coenen is President, Chairman of the Board and a shareholder of Trans-Industries and Mr. Harry E. Figgie, Jr. is also a shareholder of Trans-Industries. The common stock of Trans-Industries is publicly traded in the over-the-counter market. The purchase was approved by the Board of Directors with Mr. Figgie and Mr. Coenen abstaining.

                           COMPENSATION OF DIRECTORS

     The Directors, except for those who are also employees of the Corporation, receive an annual stipend of $20,000. In addition, the non-employee members of the Finance & Executive Committee receive $9,000 per year and members of the remaining committees other than the Stock Option Committee receive $6,000 per year. The non-employee Chairmen of the Committees receive an additional $1,000 per year for each chairmanship held except for the Chairman of the Stock Option Committee.

     The Corporation has agreed to pay a death benefit, in the amount of $200,000 to the estate of each Director, other than a director who is also an employee, upon his death. This benefit is provided to a Director while in office and after retirement if he has served 5 years. The benefit is payable from the general assets of the Corporation and the Corporation has insured this liability by purchasing life insurance policies on the lives of the eligible Directors.

     The Board of Directors and Committee members also receive travel and lodging expenses in connection with their attendance at Board and Committee meetings.

                                RETIREMENT PLANS

RETIREMENT INCOME PLAN II

     All of the Executive Officers of the Corporation are currently accruing retirement income credits under, or will accrue them upon their satisfaction of the eligibility requirements set forth in, the Salaried Employee Retirement Income Provisions of the Figgie International Inc. Retirement Income Plan II (the "Salaried Provisions"), a defined benefit pension plan. The Salaried Provisions cover the salaried employees of the Corporation except employees of certain non-participating divisions and subsidiaries. Directors who are not employees are not entitled to receive retirement benefits under the Retirement Income Plan II.

     In general, the Salaried Provisions, as adopted effective July 31, 1993, provide that salaried employees accrue dollar units of retirement income credits for each calendar year of participation in the Salaried Provisions on the basis of their "Annual Pensionable Earnings." To receive full benefits under the Salaried Provisions, employees must contribute 2% of their "Annual Pensionable Earnings" over their "Covered Compensation." The following sets forth the percentage Annual Pensionable Earnings which is accrued as a Retirement Income Credit under the Salaried Provision:

                                                                    ANNUAL
                                                           PENSIONABLE EARNINGS (1)
                                                         ----------------------------
                                                          0-100% OF      OVER 100% OF
                                                           COVERED         COVERED
                                                         COMPENSATION    COMPENSATION
                                                             (2)             (2)
                                                         ------------    ------------
    Retirement Income Credit                                 0.7%            1.2%

- - ---------

(1) "Annual Pensionable Earnings" includes cash salaries and bonuses received by the participant but excludes any such earnings in excess of $235,840 for calendar year 1994 and $150,000 thereafter (plus any increase for cost-of-living as shall be prescribed by the Secretary of the Treasury pursuant to Sections 401(a)(17) and 415(d) of the Internal Revenue Code).

(2) "Covered Compensation" means the average of the contributions and benefit bases in effect under Section 230 of the Social Security Act for each such calendar year in the 35 calendar years ending immediately prior to each calendar year. For calendar year 1994, Covered Compensation will equal $22,716.


     Generally, any salaried employee of the Corporation except employees of certain nonparticipating divisions and subsidiaries is eligible to participate in the Salaried Provisions after the earlier of the completion of one year of service or attainment of age 40. A participant becomes vested in the Salaried Provisions five years after the participant's hire date. Upon reaching normal retirement at age 65, each participant is generally entitled to receive an annual retirement benefit for life equal to the total of the retirement income credits accrued by him during his period of participation. Such benefit is not subject to any deduction for Social Security benefits. A reduced annual retirement income benefit may be payable to a retired employee under other actuarially equivalent forms of pay-out provided for in the Salaried Provisions. The Salaried Provisions also contain provisions for early retirement and preretirement death benefits payable to spouses and dependent children of certain deceased participants. During 1993, certain employees of the Corporation and its subsidiaries accrued retirement benefits under separate retirement plans of the Corporation which cover employees of its divisions or subsidiaries which are not or were not at the time participating under the Salaried Provisions or the Prior Plan.

     As of December 31, 1993, the annual benefits payable upon retirement under the Salaried Provisions, including accrued benefits from a prior plan which was terminated on November 21, 1988 ("Prior Plan"), to the 5 individuals named in the Summary Compensation Table are stated below. In determining such benefits, the executives' earnings were estimated through 1994 and were assumed not to exceed $150,000 after 1994. Covered Compensation ($22,716 for 1994) was assumed not to increase after 1993, the maximum allowable employer-funded benefit under the Internal Revenue Code (which is the greater of $115,641 or the accrued benefit as of December 31, 1982) was assumed to continue to retirement and executives were assumed to continue working until at least age 65 and to be fully vested. Based upon the preceding assumptions, the annual benefits payable to such persons including benefits payable as a result of voluntary contributions and the accrued benefits from the Prior Plan are as follows: Mr. Figgie, $130,590; Dr. Figgie, $12,753; Mr. Chiarucci, $14,740; Mr. Harthun, $115,087; and Mr. Skadra, $52,493.

SENIOR EXECUTIVE BENEFITS PROGRAM

     The following plan table shows the annual benefits upon retirement at age 65 in 1993 for various combinations of compensation and lengths of service which may be payable under the Corporation's Senior Executive Benefits Program (the "SEBP") to the Executives named in the Summary Compensation Table. These amounts are paid in addition to the amounts payable under the Corporation's Salaried Provisions discussed above.

                               PENSION PLAN TABLE

     Annual Benefit if the executive retires from the Company's Employment at age 65 with the number of years of credited service shown(1):

  REMUNERATION(2)     10 YEARS    15 YEARS    20 YEARS    25 YEARS    30 YEARS    35 YEARS
- - -------------------   --------    --------    --------    --------    --------    --------
$     125,000         $16,295     $36,486     $29,594     $22,701     $15,809     $ 8,917
      150,000          24,128      48,236      39,844      31,451      23,059      14,667
      175,000          34,961      64,486      56,094      47,701      39,309      30,917
      200,000          45,795      80,736      72,344      63,951      55,559      47,167
      225,000          56,628      96,986      88,594      80,201      71,809      63,417
      250,000          67,461     113,236     104,844      96,451      88,059      79,667
      300,000          89,128     145,236     137,344     128,951     120,559     112,167
      400,000         132,461     210,736     202,344     193,951     185,559     177,167
      450,000         154,128     243,236     234,844     226,451     218,059     209,667
      500,000         175,795     275,736     267,344     258,951     250,559     242,167

- - ---------

(1) Annual benefits are computed on the basis of 100% joint and survivor benefit. The annual benefits reflected in the table constitute 65% of final covered remuneration, less assumed social security benefits of $24,087.60 and less assumed amounts of benefits payable under the Salaried Provisions. The benefits under the Salaried Provisions have been calculated based upon the assumptions that the amount of Covered Compensation, as defined in the Salaried Provisions, remains fixed and the amount of Annual Pensionable Earnings, as defined in the Salaried Provisions, is limited to amounts that do not exceed $150,000. (See the description of the Salaried Provisions set forth above.) The annual benefits will be increased by 10% of the final covered remuneration for a participant in the SEBP as of February 18, 1987 or a person hired prior to February 18, 1987 who completes 20 years of service. The annual benefits will be reduced by any retirement or deferred compensation plans of other employers.

(2) Consists of base salary and the installment payments that have been received by an executive under the discretionary bonus component of the Corporation's incentive bonus arrangements.


     As of December 31, 1993, the credit years of service for the 5 individuals named in the Summary Compensation Table are as follows: Harry E. Figgie, Jr., 30 years; Harry E. Figgie, III, 18 years; Vincent A. Chiarucci, 7 years; Luther A. Harthun, 28 years; and Joseph J. Skadra, 24 years. Harry E. Figgie, Jr.,

Harry E. Figgie, III and Joseph J. Skadra are not accruing any additional benefits under the SEBP since their resignations from the Corporation.

                      EMPLOYMENT AND SEVERANCE AGREEMENTS

     The Corporation entered into an employment agreement dated November 18, 1988 (the "Employment Agreement") with Harry E. Figgie, Jr., the former Chairman of the Board and former Chief Executive Officer of the Corporation. As noted above, Mr. Figgie resigned from both of his positions on May 18, 1994. The Employment Agreement, which was in effect during 1993, provided for Mr. Figgie's employment through December 31, 1995, at an annual base salary of at least $500,000. Mr. Figgie had the option under certain circumstances of extending his employment arrangement for an additional 3 years to December 31, 1998. In addition to his base salary, Mr. Figgie was entitled to receive both a discretionary bonus, which could not be less than 60% of his base salary for the fiscal year to which such bonus relates, and a formula-based bonus, and to participate in other benefit plans provided by the Corporation. Mr. Figgie acquiesced in the Compensation Committee's decision to not pay any discretionary bonuses in 1993, including pursuant to the Employment Agreement. Pursuant to the terms of the Employment Agreement, Mr. Figgie purchased 72,812 shares of Class A Common Stock and 27,188 shares of Class B Common Stock at a price of $1.00 per share pursuant to the 1988 Restricted Stock Plan as a sign-on bonus. Those shares were forfeitable under the terms of the 1988 Restricted Stock Plan until its termination in December 1992. The Employment Agreement also provided that the Corporation could terminate the employment of Mr. Figgie for cause or upon his disability (as defined) and that Mr. Figgie could terminate his employment for good reason (as defined, including actions by the Corporation resulting in a diminution of his position, authority, duties or responsibilities). The Employment Agreement provided that if Mr. Figgie elected to terminate his employment for good reason or his employment was terminated by the Corporation other than for cause, he would be entitled to receive an amount equal to (i) his base salary, discretionary bonus and formula-based bonus for the remaining term of the employment period, (ii) any unpaid bonuses previously awarded for years prior to such termination year, (iii) any other benefits provided under the Corporation's plans, programs and practices, and (iv) those amounts otherwise payable under his consulting arrangement (see discussion below). Further, the Employment Agreement provided that in the event Mr. Figgie's employment was terminated by the Corporation for cause or by Mr. Figgie other than for good reason, or in the event of his death or disability, Mr. Figgie (or his successor in interest) would be entitled to receive only his base salary through the date of termination, any unpaid bonuses previously awarded for years prior to such termination year and such other benefits through the date of termination as may be available at such time pursuant to the terms of governing Corporation plans, programs and practices. The Employment Agreement provided that upon completion of his term of employment under the Employment Agreement (including any extension thereof to December 31, 1998), Mr. Figgie would become a consultant to the Corporation under the terms of the Employment Agreement for an additional three-year period at 55% of his prior level of compensation. The Corporation is discussing with Mr. Figgie the resolution of various matters relating to the Employment Agreement.

     The Corporation has entered into a severance agreement dated March 15, 1994 with Dr. Harry E. Figgie, III which provides for the payment of Dr. Figgie's base salary of $16,667 bi-monthly and the continuation of his health care benefits for a three-month period. The severance agreement provides that the three-month period may be extended at the discretion of the Corporation for an additional three months in the event that Dr. Figgie is unable to secure alternative employment, and the Corporation determined to extend the period. In lieu of outplacement services, Dr. Figgie received a cash payment of $25,000.

     The Corporation has entered into a severance agreement dated March 16, 1994 with Joseph J. Skadra, which provides for the payment of Mr. Skadra's base salary of $9,166 bi-monthly, the continuation of his health care benefits and use of a Corporation automobile for a three-month period. The severance agreement provides that the three-month period may be extended at the discretion of the Corporation for an additional three months in the event that Mr. Skadra is unable to secure alternative employment. Although Mr. Skadra was able to secure alternative employment, the Corporation determined to extend the period during which Mr. Skadra was receiving his severance payments and benefits through November 30, 1994. The Corporation also entered into a consulting agreement dated March 16, 1994 with Mr. Skadra which provides that Mr. Skadra will receive $1,000 for each day during which he performs services for the Corporation at the Corporation's request. Mr. Skadra's consulting agreement was terminated on August 25, 1994, and Mr. Skadra received total remuneration of $79,500 for services performed for the Corporation pursuant to such agreement.

     In May 1989, all corporate officers and corporate level department heads, other than Mr. Figgie, who reported to the Chief Executive Officer of the Corporation, entered into severance agreements (the "Severance Agreements") with the Corporation which become effective in the event of a change of control of the Corporation (as defined). The Severance Agreements provide compensation in the event that within 3 years of such change of control the executive is terminated other than for cause (as defined) or such employment terminates because the executive's duties, title, compensation, employee benefits or place of employment are adversely changed. In addition, if the executive terminates his employment during a period of 30 days following the end of 6 months after a change of control, the executive is entitled to severance compensation. Upon termination of employment where severance compensation is payable under the Severance Agreements, the executive is entitled to receive a payment comprised of 2 times his highest annual base salary, discretionary bonus and formula-based bonus awards through the date of his termination of employment, together with payments relating to the fair market value of any restricted stock forfeited pursuant to the terms of the related restricted stock purchase plan by such executive, all amounts payable which had previously been deferred on such executive's behalf and amounts provided under the Corporation's compensation or retirement plans to the extent such executive participated in such plan or plans at the time of such change of control. These payments are subject to reduction to the extent necessary to keep the aggregate amount of such severance compensation within the limits imposed by Section 280G of the Internal Revenue Code.

                              CERTAIN TRANSACTIONS

     Mr. Weaver, a member of the Board of Directors, is president of Robert A. Weaver, Jr. and Associates, Inc., which has performed consulting services for the Corporation in the area of acquisitions and dispositions. In 1993, the Corporation paid to Robert A. Weaver, Jr. and Associates, Inc. $160,410 in retainers, fees, advances and reimbursed expenses.

     Mr. Nesbit, a member of the Board of Directors, was until July 1, 1993 the Chairman of Godine, Nesbit, McCabe & Co., which has performed insurance underwriting services for the Corporation in providing the Split-Dollar Insurance Program for Mr. Figgie and the Split-Dollar Insurance Program for Executive Officers. In 1993 until Mr. Nesbit's retirement from Godine, Nesbit, McCabe & Co. on July 1, 1993, the Corporation paid to Massachusetts Mutual Life Insurance Co. $1,644,558 in insurance premiums for split-dollar insurance programs for executive officers, of which Mr. Nesbit received insurance commissions and other payments in the aggregate amount of $33,400.18. In addition, the Corporation paid Godine, Nesbit, McCabe & Co. $35,727.34 for Corporate Officers' Life Insurance in 1993.

     Mr. McKnight, a member of the Board of Directors is a partner in the law firm of Calfee, Halter & Griswold which performs legal services for the Corporation. For services rendered during 1993, the Corporation paid Calfee, Halter & Griswold $1,919,027.

     Certain transactions relating to the corporation and Harry E. Figgie, Dr. Figgie and Mr. Coenen are described under the caption "Compensation Committee Interlocks and Insider Participation" and are incorporated by reference.

     On August 25, 1993, the Corporation made a loan to Joseph J. Skadra to enable him to acquire restricted shares he acquired under the Restricted Stock Plan. The loan was in the amount of $23,484, was payable on demand and bore interest at a rate equal to the Bank of Boston's prime rate. The loan has been repaid in full.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     On March 7, 1994, a Form 5 "Annual Statement of Changes in Beneficial Ownership," was filed with the Securities and Exchange Commission by Dean E. Steel, a former employee of the Corporation, to report sales of shares of the Corporation's Common Stock after the termination of his employment with the Corporation but within six months of various changes in his beneficial ownership of the Corporation's Common Stock as a result of his participation in the Corporation's Automatic Dividend Reinvestment Plan, Supplementary Retirement Savings Plan, ESOP, ESOP for Salaried Employees and Stock Bonus Plan, which transactions were eligible for deferred reporting under Section 16 of the Exchange Act. The sales should have been reported on timely Form 4s and the Form 5 should have been filed no later than February 14, 1994.

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Although the Bylaws of the Corporation do not require the submission of the selection of independent public accountants to the stockholders for approval, the Board of Directors considers it desirable that its designation of independent public accountants be ratified by the stockholders. The firm of Arthur Andersen & Co., an international firm of public accountants, has audited the annual financial statements of the Corporation since 1964. The Board of Directors considers them to be well qualified and will ask the stockholders to ratify the selection of this firm as independent public accountants for the Corporation at the Annual Meeting.

     Representatives of Arthur Andersen & Co. are expected to be present at the Annual Meeting and they will have an opportunity to make a statement should they so desire.

     Ratification of the selection of the independent public accountants will require the affirmative vote of holders of shares representing a majority of the number of votes present in person or represented by proxy at the Annual Meeting, provided a quorum is present.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION
            OF THE SELECTION OF THE INDEPENDENT PUBLIC ACCOUNTANTS.

                       STOCKHOLDER PROPOSAL REQUIREMENTS

     The Corporation intends to schedule its 1995 Annual Meeting on a date consistent with the dates on which it has held its annual meetings in years prior to 1994. Accordingly, any stockholder who wishes to submit a proposal for inclusion in the proxy material to be disseminated by the Corporation in connection with its 1995 Annual Meeting must do so no later than February 23, 1995. To be eligible for inclusion in the 1995 proxy material, such proposal must conform to the requirements set forth in Regulation 14A under the Securities Exchange Act of 1934. In order to be considered at an Annual Meeting, a stockholder proposal must be presented by the proponents or their representatives in attendance at the meeting.

                                 OTHER MATTERS

     The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those listed in the Notice of Annual Meeting of Stockholders. However, if other matters properly come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on such matters insofar as the proxies are not limited to the contrary.

     To the extent that information contained in this Proxy Statement is peculiarly within the knowledge of persons other than the management of the Corporation, it has relied on such persons for the accuracy and completeness thereof.

     Upon the receipt of a written request from any stockholder entitled to vote at the forthcoming Annual Meeting, the Corporation will mail, at no charge to the stockholder, a copy of the Corporation's annual report on Form 10-K, including the financial statements and schedules required to be filed with the SEC pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, for the Corporation's most recent fiscal year. Requests from beneficial owners of the Corporation's voting securities must set forth a good faith representation that, as of the record date for the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such meeting. Written requests for such report should be directed to:

                                    Ira Gamm
            Manager Corporate Communications and Investor Relations
                           Figgie International Inc.
                               4420 Sherwin Road
                             Willoughby, Ohio 44094

     You are urged to sign and return your proxy promptly to make certain your shares will be voted at the Annual Meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

                                                By Order of the Board of
                                                Directors

                                                L. A. Harthun
                                                  Secretary

Dated: September 22, 1994

                                   EXHIBIT A

                           FIGGIE INTERNATIONAL INC.
                        KEY EMPLOYEES' STOCK OPTION PLAN

     Figgie International Inc. hereby adopts a stock option plan for the benefit of certain persons and subject to the terms and provisions set forth below.

     1. Definitions. The following terms shall have the meanings set forth below whenever used in this instrument:

          (a) The word "Board" shall mean the Board of Directors of the Company.

          (b) The word "Code" shall mean the United States Internal Revenue Code of 1986, as amended, or successor provisions of future United States revenue laws (Title 26 of the United States Code).

          (c) The word "Committee" shall mean the Stock Option Committee of the Board.

          (d) The words "Common Stock" shall mean the Class A Common stock, $0.10 par value, of the Company.

          (e) The word "Company" shall mean Figgie International Inc., a Delaware corporation, and any successor thereto which shall maintain this Plan.

          (f) The word "Disability" shall mean the Optionee's inability to engage in substantial gainful activity for the Company by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as determined by the Committee pursuant to written certification of such Disability from a physician acceptable to the Committee.

          (g) The words "Incentive Stock Option" shall mean any option which qualifies as an Incentive Stock Option under the terms of Section 422 of the Code.

          (h) The words "Key Employee" shall mean any person who is determined by the Committee to be a high-level executive officer or other valuable managerial or technical employee of either the Company or any Subsidiary.

          (i) The word "Optionee" shall mean any Employee to whom a stock option has been granted pursuant to this Plan.

          (k) The word "Plan" shall mean this instrument, the Figgie International Inc. Key Employees' Stock Option Plan, as it is originally adopted and as it may be amended hereafter.

          (l) The word "Subsidiary" shall mean any corporation at least 50% of the common stock of which is owned directly or indirectly by the Company.

          (m) The words "Substantial Stockholder" shall mean any Employee who owns directly and through attribution more than 10% of the total combined voting power of all classes of stock of either the Company or any Subsidiary. Ownership shall be determined in accordance with Section 424(d) of the Code and lawful applicable regulations.

     2. Purpose of the Plan. The purpose of the Plan is to provide Key Employees of the Company and its Subsidiaries with greater incentive to serve and promote the interests of the Company and its stockholders. The premise of the Plan is that, if such persons acquire a proprietary interest in the business of the Company or increase such proprietary interest as they may already hold, then the incentive of such persons to work toward the Company's continued success will be commensurately increased. Accordingly, the Company will, from time to time during the effective period of the Plan, grant to such Employees as may be selected to participate in the Plan options to purchase Common Stock on the terms and subject to the conditions set forth in the Plan. Options may be either Incentive Stock Options or non-qualified stock options.

     3. Effective Date of the Plan. The Plan shall become effective on October 20, 1994, subject to approval of a majority of the votes of holders of Class A Common Stock and holders of Class B Common Stock present in person or represented by proxy at a duly constituted meeting of the stockholders of the Company voting together and not as separate classes. In the event that the foregoing condition is not satisfied within twelve (12) months after the date the Plan is adopted, the Plan and any options granted hereunder shall be null and void. If, however, the Plan is so approved, subject to the provisions of
Section 11, no further stockholder approval shall be required with respect to the granting of any options pursuant to the Plan.

     4. Administration of the Plan. The Plan shall be administered by the Committee. The Committee shall consist of no fewer than two (2) members, who shall be designated by and be members of the Board. Each member of the Committee shall be a "disinterested person" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or any amendment of or successor to such rule as may be in effect from time to time. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members, shall be acts of the Committee. Subject to the terms and conditions of the Plan, the Committee shall have full and final authority in its absolute discretion:

          (a) To select the Key Employees to whom options will be granted;

          (b) To determine the number of shares of Common Stock subject to any option;

          (c) To determine the time or times when options will be granted;

          (d) To determine the option price of shares of Common Stock subject to an option;

          (e) To determine the time or times when each option may be exercised and the duration of the exercise period;

          (f) To determine at the time of grant of an option whether and to what extent such option is an Incentive Stock Option under Section 422 of the Code and regulations thereunder as the same or any successor statute or regulations may at the time be in effect;

          (g) To determine whether stock appreciation rights shall be made part of any option grant pursuant to Section 8 hereof, the method of valuing the stock appreciation rights and whether the stock appreciation rights may be exercised in lieu of or in addition to the related option;

          (h) To prescribe the form of the option agreements governing the options which are granted under the Plan and to set the provisions of such option agreements as the Committee may deem necessary or desirable provided such provisions are not contrary to the terms and conditions of either the Plan or, where the option is an Incentive Stock Option, Section 422 of the Code and regulations thereunder as the same or any successor statute or regulations may at the time be in effect;

          (i) To adopt, amend and rescind such rules and regulations as, in the Committee's opinion, may be advisable in the administration of the Plan; and

          (j) To construe and interpret the Plan, the rules and regulations and the instruments evidencing options granted under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan.

Any decision made or action taken by the Committee in connection with the administration, interpretation, or implementation of the Plan and of its rules and regulations, shall, to the extent permitted by law, be conclusive and binding upon all Optionees under the Plan and upon any person claiming under or through such an Optionee. Neither the Committee nor any of its members shall be liable for any act taken by the Committee pursuant to the Plan. No member of the Committee shall be liable for the act of any other member.

     5. Persons Eligible for Options. Subject to the restrictions herein contained, options may be granted from time to time in the discretion of the Committee only to such Key Employees, as designated by the Committee, whose initiative and efforts contribute or may be expected to contribute to the continued growth and future success of the Company and/or its subsidiaries. Notwithstanding the preceding sentence, a Key Employee who renounces in writing any right he may have to receive stock options under the Plan shall not be eligible to receive any stock options under the Plan. No option shall be granted to any Key Employee during any period of time when he is on leave of absence. The Committee may grant more than one option, with or without stock appreciation rights, to the same Key Employee.

     6. Shares Subject to the Plan. Subject to the provisions of Section 8 concerning payment for stock appreciation rights in shares of Common Stock and subject to the provisions of the next succeeding paragraph of this Section 6, the aggregate number of shares of Common Stock for which options may be granted under the Plan shall be 1,500,000 shares of Common Stock. Either treasury or authorized and unissued shares of Common Stock, or both, in such amounts, within the maximum limits of the Plan, as the Committee shall from time to time determine, may be so issued. All shares of Common Stock which are the subject of any lapsed, expired or terminated options may be made available for reoffering under the Plan to any Key Employee. If an option granted under this Plan is exercised pursuant to the terms and conditions determined by the Committee under Subsection 7(d), any shares of Common Stock which are the subject thereof shall not thereafter be available for reoffering under the Plan to any Employee. If a stock appreciation right granted in conjunction with an option pursuant to
Section 8 can only be exercised in lieu of exercise of the related option, and the stock appreciation right is thereafter exercised in whole or in part, then the option or the portion thereof with respect to which the stock appreciation right was exercised shall be deemed to have been exercised and the shares of Common Stock which otherwise would have been issued upon exercise of such option, to the extent not used in payment for the stock appreciation right, may be made available for reoffering under the Plan to any Key Employee, except as provided in Subsection 7(f).

     In the event that subsequent to the date of adoption of the Plan by the Board the outstanding shares of Common Stock are, as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization, spin-off, split-off, split-up or other such change (including, without limitation, any transaction described in Section 424(a) of the Code) or a special dividend or other distribution to the Company's stockholders, increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company, then (i) there shall automatically be substituted for each share of Common Stock subject to an unexercised option granted under the Plan and each share of Common Stock available for additional grants of options under the Plan the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be exchanged,
(ii) the option price per share of Common Stock or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to the option shall remain the same as immediately prior to such event, and (iii) the Committee shall make such other adjustments to the securities subject to options, the provisions of the Plan, and option agreements as may be appropriate or equitable, in order to prevent dilution or enlargement of option rights and in compliance with the provisions of Section 424(a) of the Code to the extent applicable and any such adjustment shall be final, binding and conclusive as to each Optionee. Any such adjustment may, in the discretion of the Committee, provide for the elimination of fractional shares.

     7. Option Provisions.

          (a) Option Price. The option price per share of Common Stock which is the subject of an Incentive Stock Option under the Plan shall be determined by the Committee at the time of grant but shall not be less than one hundred percent (100%) of the fair market value of a share of Common Stock on the date the Incentive Stock Option is granted; provided, however, that if an Employee to whom an Incentive Stock Option is granted is at the time of the grant a Substantial Stockholder, the option price per share of Common Stock shall be determined by the Committee but shall never be less than one hundred ten percent (110%) of the fair market value of a share of Common Stock on the date the option is granted. The option price per share of Common Stock under each option granted pursuant to the Plan which is not an Incentive Stock Option shall be determined by the Committee at the time of grant, and may be above or below the fair market value of a share of Common Stock on the date the option is granted. Such fair market value shall be determined in accordance with procedures to be established by the Committee. The date on which the Committee approves the granting of an option shall be deemed for all purposes hereunder the date on which the option is granted.

          (b) Period of Option. The Committee shall determine when each option is to expire but no option shall be exercisable after ten (10) years have elapsed from the date upon which the option is granted; provided, however, that no Incentive Stock Option granted to a person who is a Substantial Stockholder at the time of the grant of such option shall be exercisable after five (5) years have elapsed from the date upon which the option is granted. Each option shall be subject to earlier termination as provided in Subsection 7(e) hereunder.

          (c) Limitation on Exercise and Transfer of Option. Except as otherwise provided in the event of an Optionee's death, only the Optionee may exercise an option, provided that a guardian or other legal representative who has been duly appointed for such Optionee may exercise an option on behalf of the Optionee. No option granted hereunder shall be transferable other than (i) by the Last Will and Testament of the Optionee or, if the Optionee dies intestate, by the applicable laws of descent and distribution, or (ii) to the extent approved by the Committee, pursuant to a qualified domestic relations order as defined by the Code or the rules thereunder. No option granted hereunder may be pledged or hypothecated, nor shall any such option be subject to execution, attachment or similar process.

          (d) Conditions Governing Exercise of Option. The Committee may, in its absolute discretion, either require that, prior to the exercise of any option granted hereunder, the Optionee shall have been an employee for a specified period of time after the date such option was granted, or make any option granted hereunder immediately exercisable. Each option shall be subject to such additional restrictions or conditions with respect to the right to exercise and the time and method of exercise as shall be prescribed by the Committee. Upon satisfaction of any such conditions, the option may be exercised in whole or in part at any time during the option period, but this right of exercise shall be limited to whole shares, unless the Committee shall otherwise provide. Options shall be exercised by the Optionee giving written notice to the Secretary of the Company at its principal office, by certified mail, return receipt requested, of the Optionee's exercise of the option and the number of shares with respect to which the option is being exercised, accompanied by full payment of the purchase price either in cash or, with the consent of the Committee, in whole or in part in shares of Common Stock having a fair market value on the date the option is exercised equal to that portion of the purchase price for which payment in cash is not made. Such notice shall be deemed delivered when deposited in the mails. Notwithstanding anything in the foregoing to the contrary, in the event of a "change in control" the Committee shall have the authority and power: (i) to cause all outstanding options to be immediately exercisable notwithstanding any vesting limitation otherwise previously imposed on such options; and (ii) to accelerate the termination date of all such options. Thereafter, upon the exercise of the power in subparagraph (i) above, an Optionee may exercise any and all outstanding options (in whole or in part), whether or not such options are by their terms fully exercisable at such time). The term "change in control" shall include, but not be limited to: (i) the first purchase of shares pursuant to a tender offer or exchange (other than a tender offer or exchange by the Company) for ten percent (10%) or more of the Company's common stock of any class or any securities convertible into such common stock; (ii) the receipt by the Company of a Schedule 13D or other advice indicating that a person is the "beneficial owner" (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of twenty percent (20%) or more of the Company's Common Stock calculated as provided in paragraph (d) of said Rule 13d-3; (iii) the date of approval by stockholders of the Company of an agreement providing for any consolidation or merger of the Company in which the Company will not be the continuing or surviving corporation or pursuant to which shares of capital stock, of any class or any securities convertible into such capital stock, of the Company would be converted into cash, securities, or other property, other than a merger of the Company in which the holders of common stock of all classes of the Company immediately prior to the merger would have the same proportion of ownership of common stock of the surviving corporation immediately after the merger; (iv) the date of the approval by stockholders of the Company of any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; (v) the adoption of any plan or proposal for the liquidation (but not a partial liquidation) or dissolution of the Company; or (vi) such other event as the Committee shall, in its sole and absolute discretion, deem to be a "change in control." The manner of application and interpretation of the foregoing provisions shall be determined by the Committee in its sole and absolute discretion.

          (e) Termination of Employment, Etc. If an Optionee ceases to be an employee of the Company or any of its Subsidiaries, his or her Option shall be exercisable as follows:

             (i) the Optionee shall be able to exercise an option during the three (3) months after the date the Optionee ceased to be an employee of the Company or any of its Subsidiaries (but not beyond the original term of the option) if the reason for the Optionee's cessation as an employee was other than his death or his Disability; or

             (ii) the Optionee shall be able to exercise an option during the one (1) year after the date the Optionee ceased to be an employee of the Company or any of its Subsidiaries (but not beyond the original term of the option) if the reason for the Optionee's cessation as an employee was the Optionee's Disability; or

             (iii) the Optionee's estate, or the person designated in the Optionee's Last Will and Testament, or the person to whom the option was transferred by the applicable laws of descent and distribution shall be able to exercise an Option during the one (1) year after the date the Optionee ceased to be an employee of the Company or any of its Subsidiaries (but not beyond the original term of the option) if either
        (A) the reason for the Optionee's cessation as an employee was his death or (B) the Optionee died within three (3) months after ceasing to be an employee of the Company or any of its Subsidiaries.

Notwithstanding the foregoing to the contrary, the Committee may in its discretion provide in the option for shorter periods in which the Option can be exercised after the Optionee's cessation as an employee or provide that the Option shall not be exercisable at all after the Optionee's cessation as an employee of the Company or any of its Subsidiaries.

     An Optionee's employment shall not be deemed to have terminated while he or she is on a temporary military, sick or other bona fide leave of absence from the Company or a Subsidiary approved in writing by the Company, such as a leave of absence as is described in Section 1.421-7(h) of the Federal Income Tax Regulations or any lawful successor regulations thereto; provided, however, that the Committee may impose such terms and conditions with respect to such leaves as it deems proper as are consistent with such regulations.

          (f) Limitations on Grant of Stock Options. During the calendar year in which any Incentive Stock Options granted by the Company or any Subsidiary first become exercisable by any Optionee, the aggregate fair market value of the shares of Common Stock which are subject to such Incentive Stock Options (determined as of the date the Incentive Stock Options were granted) shall not exceed the sum of One Hundred Thousand Dollars ($100,000.00). Options which are not designated as Incentive Stock Options shall not be subject to the limitation described in the preceding sentence but are subject to a separate limitation so that the number of shares with respect to which Options may be granted to an Optionee in any five-year period will not exceed 750,000.

          (g) Prohibition of Alternative Options. It is intended that Employees may be granted, simultaneously or from time to time, Incentive Stock Options or other stock options, but no Employees shall be granted alternative rights in Incentive Stock Options and other stock options so as to prevent options granted as Incentive Stock Options under the Plan from qualifying as such within the meaning of Section 422 of the Code.

          (h) Waiver by Committee of Conditions Governing Exercise of Option. The Committee may, in its discretion, waive any restrictions or conditions set forth in an option agreement concerning an Optionee's right to exercise any option and/or the time and method of exercise.

     8. Stock Appreciation Rights. The Committee may provide, at the time of the grant of a stock option and upon such terms and conditions as it deems appropriate, that an Optionee shall have the right with respect to all or a portion of the options granted to him to elect to surrender such options in exchange for the consideration set forth in this Section 8 in lieu of exercising such options. Alternatively, the Committee may provide, at the time of the grant of a stock option and upon such terms and conditions as it deems appropriate, that an Optionee shall have the right with respect to all or a portion of the options granted to him to receive the consideration set forth in this
Section 8 upon exercising such options in addition to any Common Shares purchased upon exercise thereof. Stock appreciation rights must be specifically granted by the Committee; provided, however, the Committee shall have no authority to grant stock appreciation rights except in connection with the grant of a stock option pursuant to the Plan, and no Optionee shall be entitled to such rights solely as a result of the grant of an option to him. Stock appreciation rights, if granted, may be exercised either with respect to all or a portion of the option to which they relate. Stock appreciation rights shall not be transferable separate from the option with respect to which they were granted and shall be subject to all of the restrictions on transfer applicable to the said options. Stock appreciation rights shall be exercisable only at such times and by such persons as are specified in the option agreement governing the stock option with respect to which the stock appreciation rights were granted. A stock appreciation right shall provide that an Optionee shall have the right to receive a percentage, not greater than One Hundred Percent (100%), of the excess over the option price, if any, of the fair market value of the shares of Common Stock covered by the option, as determined by the Committee as of the date of exercise of the stock appreciation right, in the manner provided for herein. Such amount shall be payable in one or more of the following manners, as shall be determined by the Committee;

          (a) in cash;

          (b) in shares of Common Stock having a fair market value equal to such amount; or

          (c) in a combination of cash and Common Stock.

If payment is made in whole or in part in shares of Common Stock, such payment shall thereby reduce the number of shares available for the grant of options under this Plan.

     In no event may any Optionee exercise any stock appreciation rights granted hereunder unless such Optionee is then permitted to exercise the option or the portion thereof with respect to which such stock appreciation rights relate. If the option agreement with the Optionee provides that exercise of the stock appreciation right shall be in lieu of exercise of the option, then (i) upon the exercise of any stock appreciation rights, the option or that portion thereof to which the stock appreciation rights relate shall be cancelled, and (ii) upon the exercise of the option or that portion thereof to which the stock appreciation rights relate, the stock appreciation rights shall be cancelled, and the option agreement governing such option shall be deemed amended as appropriate without any further action by the Committee or the Optionee. If the option agreement with the Optionee provides that exercise of the stock appreciation right shall be in addition to exercise of the option, then (i) upon the exercise of any stock appreciation rights, the option or that portion thereof to which the stock appreciation rights relate shall be deemed exercised and (ii) upon the exercise of the option, the stock appreciation rights corresponding thereto shall be deemed exercised to the extent the option is exercised. The terms of any stock appreciation rights granted hereunder shall be incorporated into the option agreement which governs the option with respect to which the stock appreciation rights are granted, and shall be such terms as the Committee shall prescribe which are not inconsistent with this Plan. The granting of an option or stock appreciation right shall impose no obligation upon the Optionee to exercise such option or right. The Company's obligation to satisfy stock appreciation rights shall not be funded or secured in any manner.

     9. Investment Representation, Approvals and Listing. The Committee may condition its grant of any option hereunder upon receipt of an investment representation from the Optionee which shall be substantially similar to the following:

          "Optionee agrees that any shares of Class A Common Stock of Figgie International Inc. which Optionee may acquire by virtue of the exercise of this option shall be acquired for investment purposes only and not with a view to distribution or resale; provided, however, that this restriction shall become inoperative in the event the shares of Class A Common Stock of Figgie International Inc. which are subject to this option shall be registered under the Securities Act of 1933, as amended, or in the event Figgie International Inc. is otherwise satisfied that the offer or sale of the shares of Class A Common Stock which are subject to this option may lawfully be made without registration under the Securities Act of 1933, as amended."

The Company shall not be required to issue any certificates for shares of Common Stock upon the exercise of an option or a stock appreciation right granted under the Plan prior to (i) obtaining any approval from any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such shares of Common Stock to listing on any national securities exchange on which the shares of Common Stock may be listed,
(iii) completion of any registration or other qualification of the shares of Common Stock under any state or federal law or ruling or regulations of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable, or the determination by the Committee, in its sole discretion, that any registration or other qualification of the shares of Common Stock is not necessary or advisable, and (iv) obtaining an investment representation from the Optionee in the form set forth above or in such other form as the Committee, in its sole discretion, shall determine to be adequate.

          10. General Provisions.

          (a) Option Agreements Need Not Be Identical. The form and substance of option agreements and grants of stock appreciation rights, whether granted at the same or different times, need not be identical.

          (b) No Right To Be Employed, Etc. Nothing in the Plan or in any option agreement shall confer upon any Optionee any right to continue in the employ of the Company or a Subsidiary, or to serve as a member of the Board, or to be entitled to receive any remuneration or benefits not set forth in the Plan or such option agreement, or to interfere with or limit either the right of the Company or a Subsidiary to terminate his or her employment at any time or the right of the stockholders of the Company to remove him or her as a member of the Board with or without cause.

          (c) Optionee Does Not Have Rights Of Stockholder. Nothing contained in the Plan or in any option agreement shall be construed as entitling any Optionee to any rights of a stockholder as a result of the grant of an option until such time as shares of Common Stock are actually issued to such Optionee pursuant to the exercise of an option or stock appreciation right.

          (d) Successors In Interest. The Plan shall be binding upon the successors and assigns of the Company.

          (e) No Liability Upon Distribution Of Shares. The liability of the Company under the Plan and any distribution of Common Stock made hereunder is limited to the obligations set forth herein with respect to such distribution and no term or provision of the Plan shall be construed to impose any liability on the Company or the Committee in favor of any person with respect to any loss, cost or expense which the person may incur in connection with or arising out of any transaction in connection with the Plan, including, but not limited to, any liability to any Federal, state, or local tax authority and/or any securities regulatory authority.

          (f) Taxes. Appropriate provisions shall be made for all taxes required to be withheld and/or paid in connection with the options or the exercise thereof, and the transfer of shares of Common Stock pursuant thereto, under the applicable laws or other regulations of any governmental authority, whether Federal, state or local and whether domestic or foreign.

          (g) Use Of Proceeds. The cash proceeds received by the Company from the issuance of shares of Common Stock pursuant to the Plan will be used for general corporate purposes, or in such other manner as the Board of Directors deems appropriate.

          (h) Expenses. The expenses of administering the Plan shall be borne by the Company.

          (i) Captions. The captions and section numbers appearing in the Plan are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of the Plan.

          (j) Number. The use of the singular or plural herein shall not be restrictive as to number and shall be interpreted in all cases as the context may require.

          (k) Gender. The use of the feminine, masculine or neuter pronoun shall not be restrictive as to gender and shall be interpreted in all cases as the context may require.

     11. Amendments to the Plan. The Committee is authorized to interpret the Plan and from time to time adopt any rules and regulations for carrying out the Plan that it may deem advisable. Subject to the approval of the Board, the Committee may at any time amend, modify, suspend or terminate the Plan. In no event, however, without the approval of the Company's stockholders, shall any action of the Committee or the Board result in:

          (a) Amending, modifying or altering the eligibility requirements provided in Section 5 hereof;

          (b) Increasing or decreasing, except as provided in Section 6 hereof, the maximum number of shares for which options may be granted;

          (c) Decreasing the minimum option price per share at which options may be granted under the Plan, as provided in Section 7(a) hereof;

          (d) Extending either the maximum period during which an option is exercisable as provided in Section 7(b) hereof or the date on which the Plan shall terminate as provided in Section 12 hereof;

          (e) Changing the requirements relating to the Committee; or

          (f) Making any other change which would cause any option granted under the Plan as an Incentive Stock Option not to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code;

     except as necessary to conform the Plan and the option agreements to changes in the Code or other governing law. No option may be granted during any suspension of this Plan or after this Plan has terminated and no amendment, suspension or termination shall, without the Optionee's consent, alter or impair any of the rights or obligations under an option theretofore granted to such Optionee under this Plan.

     12. Termination of the Plan. The Plan shall terminate on October 19, 2004, and thereafter no options shall be granted under the Plan. All options outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms of the option agreements governing such options and the terms and conditions of the Plan.

     13. Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware and any applicable federal law.

     14. Venue. The venue of any claim brought hereunder by an Employee shall be Cleveland, Ohio.

     15. Changes in Governing Rules and Regulations. All references herein to the Code or sections thereof, or to rules and regulations of the Department of Treasury or of the Securities and Exchange Commission, shall mean and include the Code sections thereof and such rules and regulations as are now in effect or as they may be subsequently amended, modified, substituted or superseded.

                                    PROXY


FIGGIE
INTERNATIONAL                           PROXY/VOTING INSTRUCTION CARD

FIGGIE INTERNATIONAL INC. CLASS A COMMON STOCK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON OCTOBER 19, 1994.

YOUR VOTE IS IMPORTANT! PLEASE SIGN AND DATE ON THE REVERSE SIDE OF THIS CARD.

The undersigned hereby appoints Keith Mabee, L.A. Harthun, Robert D. Vilsack and each of them, proxies, with full power of substitution to appear on behalf of the undersigned and to vote all shares of Class A Common Stock of the undersigned at the Annual Meeting of Stockholders to be held at Rawlings Hall at the Corporation's Headquarters, 4420 Sherwin Road, Willoughby, Ohio 44094 on October 19, 1994, at 10:00 a.m., E.D.S.T., and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card, hereby revoking any and all proxies heretofore given.

THE PROXIES WILL VOTE FOR (1) THE ELECTION OF ALL LISTED NOMINEES AND IN ACCORD WITH DIRECTORS' RECOMMENDATIONS ON THE OTHER SUBJECTS LISTED ON THE REVERSE OF THIS CARD IF THE APPLICABLE BOXES ARE NOT MARKED, AND (2) AT THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

Nominees for election as Directors are: Walter M. Vannoy, A.A. Sommer, Jr., C.B. Robertson, III and Steven L. Siemborski.

PLEASE RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR OTHERWISE TO P.O. BOX 1628, BOSTON, MA 02105-1628, SO THAT YOUR SHARES CAN BE REPRESENTED AT
THE MEETING.                                                   _____________
                                                              | SEE REVERSE |
                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE  |    SIDE     |
                                                               _____________

[X]PLEASE MARK
   VOTES AS IN
   THIS EXAMPLE.


             DIRECTORS RECOMMEND A VOTE "FOR" PROPOSAL 1, 2 AND 3.

 1. Election of all Directors.
 NOMINEES:  Walter M. Vannoy, A.A. Sommer, Jr.,
 C.B. Robertson, III, Steven L. Siemborski
                FOR     WITHHELD                MARK HERE
                [ ]     [ ]                     IF YOU PLAN [ ]
                                                TO ATTEND
                                                THE MEETING

                                                MARK HERE
                                                FOR ADDRESS [ ]
                                                CHANGE AND
[ ]____________________________________         NOTE BELOW
 For all nominees except as noted above


 2. Adoption of the Figgie International Inc.   FOR     AGAINST    ABSTAIN
    Key Employees' Stock Option Plan providing  [ ]     [ ]        [ ]
    for the issuance of options to purchase
    Class A Common Stock to certain eligible employees of the Corporation.

 3. Ratification of the selection of Arthur     FOR     AGAINST    ABSTAIN
    Andersen & Co. as independent public        [ ]     [ ]        [ ]
    accountants.

Please sign and return this Proxy Card so that your shares can be represented at the meeting. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the meeting and decide to vote by ballot, such vote will supersede this proxy.

Signature:____________________________________Date:_____________

Signature:____________________________________Date:_____________

                                    PROXY


FIGGIE
INTERNATIONAL                           PROXY/VOTING INSTRUCTION CARD

FIGGIE INTERNATIONAL INC. CLASS B COMMON STOCK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON OCTOBER 19, 1994.

YOUR VOTE IS IMPORTANT! PLEASE SIGN AND DATE ON THE REVERSE SIDE OF THIS CARD.

The undersigned hereby appoints Keith Mabee, L.A. Harthun, Robert D. Vilsack and each of them, proxies, with full power of substitution to appear on behalf of the undersigned and to vote all shares of Class B Common Stock of the undersigned at the Annual Meeting of Stockholders to be held at Rawlings Hall at the Corporation's Headquarters, 4420 Sherwin Road, Willoughby, Ohio 44094 on October 19, 1994, at 10:00 a.m., E.D.S.T., and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card, hereby revoking any and all proxies heretofore given.

THE PROXIES WILL VOTE FOR (1) THE ELECTION OF ALL LISTED NOMINEES AND IN ACCORD WITH DIRECTORS' RECOMMENDATIONS ON THE OTHER SUBJECTS LISTED ON THE REVERSE OF THIS CARD IF THE APPLICABLE BOXES ARE NOT MARKED, AND (2) AT THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

Nominees for election as Directors are: Walter M. Vannoy, A.A. Sommer, Jr., C.B. Robertson, III and Steven L. Siemborski.

PLEASE RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR OTHERWISE TO P.O. BOX 1628, BOSTON, MA 02105-1628, SO THAT YOUR SHARES CAN BE REPRESENTED AT
THE MEETING.                                                   _____________
                                                              | SEE REVERSE |
                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE  |    SIDE     |
                                                               _____________

[X]PLEASE MARK
   VOTES AS IN
   THIS EXAMPLE.


             DIRECTORS RECOMMEND A VOTE "FOR" PROPOSAL 1, 2 AND 3.

 1. Election of all Directors.
 NOMINEES:  Walter M. Vannoy, A.A. Sommer, Jr.,
 C.B. Robertson, III, Steven L. Siemborski
                FOR     WITHHELD                MARK HERE
                [ ]     [ ]                     IF YOU PLAN [ ]
                                                TO ATTEND
                                                THE MEETING

                                                MARK HERE
                                                FOR ADDRESS [ ]
                                                CHANGE AND
[ ]____________________________________         NOTE BELOW
 For all nominees except as noted above


 2. Adoption of the Figgie International Inc.   FOR     AGAINST    ABSTAIN
    Key Employees' Stock Option Plan providing  [ ]     [ ]        [ ]
    for  the issuance of options to purchase
    Class A Common Stock to certain eligible employees of the Corporation.

 3. Ratification of the selection of Arthur     FOR     AGAINST    ABSTAIN
    Andersen & Co. as independent public        [ ]     [ ]        [ ]
    accountants.

Please sign and return this Proxy Card so that your shares can be represented at the meeting. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the meeting and decide to vote by ballot, such vote will supersede this proxy.

Signature:____________________________________Date:_____________

Signature:____________________________________Date:_____________